Exhibit 4.44

EIGHTH SUPPLEMENTAL INDENTURE

between

MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

Dated as of March 31, 2016

Supplementing the First Mortgage Indenture dated as of December 10, 2003, as heretofore supplemented

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

Establishing a series of Securities designated 3.90% Senior Secured Notes due 2046

Schedule 1                            Recording Information

Exhibit A                               Description of Properties

Exhibit B                               Subordination Terms

Exhibit C                               Form of Note

EIGHTH SUPPLEMENTAL INDENTURE (this “EIGHTH SUPPLEMENTAL INDENTURE”), dated as of March 31, 2016, between MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC, a limited liability company organized and existing under the laws of the State of Michigan (herein called the “Company”), having its principal office at 27175 Energy Way, Novi, Michigan  48377, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to JPMorgan Chase Bank, N.A.), a national banking association organized under the laws of the United States, as trustee (herein called the “Trustee”), the office of the Trustee at which on the date hereof its corporate trust business is administered being 2 N. LaSalle, Suite 1020, Chicago, Illinois  60602.

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Mortgage Indenture dated as of December 10, 2003 (the “Original Mortgage Indenture”), as amended and supplemented by the Third Supplemental Indenture thereto, dated as of November 25, 2008, (together with the Original Mortgage Indenture, the “Mortgage Indenture”) encumbering the real property interests as more particularly described on Exhibit A and Exhibit B attached to the Original Mortgage Indenture, on Exhibit A to the Fourth Supplemental Indenture thereto, Exhibit A to the Fifth Supplemental Indenture thereto, Exhibit A to the Sixth Supplemental Indenture thereto and Exhibit A to the Seventh Supplemental Indenture thereto, and providing for (i) the issuance by the Company from time to time of its bonds, notes or other evidences of indebtedness (in the Mortgage Indenture and herein called the “Debt Securities”) to be issued in one or more series and to provide security for the payment of the principal of and premium (including any Make-Whole Amount), if any, and interest, if any, on the Debt Securities and (ii) the issuance from time to time of Collateral Securities (as defined in the Mortgage Indenture) (together with the Debt Securities, in the Mortgage Indenture and herein called the “Securities”); and

WHEREAS, the Company has heretofore executed and delivered the following supplemental indentures, each dated as hereinafter set forth:

Instrument	Date

First Supplemental Indenture	December 10, 2003

Second Supplemental Indenture	December 10, 2003

Third Supplemental Indenture	November 25, 2008

Fourth Supplemental Indenture	December 11, 2008

Fifth Supplemental Indenture	April 20, 2010

Sixth Supplemental Indenture	October 5, 2012

Seventh Supplemental Indenture	December 4, 2014

WHEREAS, the Original Mortgage Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture listed in the foregoing paragraph were recorded in the offices set forth in Schedule 1 attached hereto; and

WHEREAS, there have heretofore been issued under the Indenture the following Securities in the principal amounts as follows:

Title	Issued	Principal Amount

5.75% Senior Secured Notes, due 2015	December 10, 2003 (Discharged on December 10, 2015)	$175,000,000

Senior Secured Bonds, Collateral Series A	December 10, 2003 (Discharged on March 29, 2007)	$35,000,000

6.63% Senior Secured Notes due 2014	December 11, 2008 (Discharged on December 18, 2014)	$50,000,000

5.64% Senior Secured Notes due 2040	May 6, 2010	$50,000,000

3.98% Senior Secured Notes due 2042	October 26, 2012	$75,000,000

4.19% Senior Secured Notes due 2044	December 17, 2014	$150,000,000

WHEREAS, in addition to the property described in the Original Mortgage Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, the Company has acquired certain other property, rights, and interests in property; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Mortgage Indenture and pursuant to a Company Resolution, has duly determined to make, execute and deliver to the Trustee this Eighth Supplemental Indenture to the Mortgage Indenture as permitted by Sections 201, 301 and 1201 of the Mortgage Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, a series of Securities under the Mortgage Indenture in an aggregate principal amount of $200,000,000 and to amend and supplement the Mortgage Indenture as herein provided; and

WHEREAS, all things necessary to make the Notes (as defined herein), when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Mortgage Indenture set forth against payment therefor the valid, binding and legal obligations of the Company and to make this Eighth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

GRANTING CLAUSES

NOW, THEREFORE, THIS EIGHTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Mortgage Indenture and in this Eighth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on, and all other amounts (including, without limitation, fees, expenses and indemnities) in connection with, all Securities from time to time Outstanding and the performance of the covenants therein and herein contained and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee, for itself and for the benefit of the Holders, with power of sale, a lien upon and a security interest in, the following (subject, however, to the terms and conditions set forth in the Mortgage Indenture and herein):

GRANTING CLAUSE FIRST

All right, title and interest of the Company, as of the date of the execution and delivery of this Eighth Supplemental Indenture, as originally executed and delivered, in and to all of the following property:

(a)           all real property owned in fee and other interests in real property located in the State of Michigan or wherever else situated including, but not limited to, such property as described in Exhibit A and Exhibit B attached to the Original Mortgage Indenture, Exhibit A attached to the Fourth Supplemental Indenture, Exhibit A attached to the Fifth Supplemental Indenture, Exhibit A attached to the Sixth Supplemental Indenture, Exhibit A attached to the Seventh Supplemental Indenture and Exhibit A attached hereto;

(b)           the entire easement estate created under and by virtue of the Easement Agreement (as defined in Section 101 of the Original Mortgage Indenture), including any interest in any fee, or greater or lesser title to such easement estate, including, without limitation, the Company’s interest in the parcels of real property described in Exhibit B attached to the Original Mortgage Indenture for purposes of local recording of the Indenture (collectively, the “Easement Land”) and the Improvements (as defined below) that the Company may own or hereafter acquire (whether acquired pursuant to a right or option contained in the Easement Agreement or otherwise) and all credits, deposits, options, privileges and rights of the Company under the Easement Agreement (including all rights of use, occupancy and enjoyment) and under any amendments, supplements, extensions, renewals, restatements, replacements and modifications thereof (including, without limitation, (i) the right to give consents, (ii) the right to receive moneys payable to the Company, (iii) the right to renew or extend the Easement Agreement for a succeeding term or terms, (iv) the right, if any, to purchase the Real Estate (as defined below) and (v) the right to terminate or modify the Easement Agreement); all of the Company’s claims and rights to the payment of damages arising under the Bankruptcy Code (as defined in Section 101 of the Original Mortgage Indenture) from any rejection of the Easement Agreement by the grantor thereunder or any other party (such parcel(s) of real property (including the real property owned in fee and the Easement Land and the Company’s easement estate), together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the “Improvements”) are collectively referred to as the “Real Estate”);

(c)           the Improvements or any part thereof (whether owned in fee by the Company or held pursuant to the Easement Agreement or otherwise) and all the estate, right, title, claim or demand whatsoever of the Company, in possession or expectancy, in and to the Real Estate or any part thereof;

(d)           all rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof (the assets described in clauses (a), (b) and (c) above and this clause (d) are collectively referred to as the “Real Property”);

(e)           all fixtures, towers, pole structures, poles, crossarms, wires, cables, conduits, guys, anchors, transformers, insulators, substations, switching stations, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by the Company and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description and all other assets that constitute “Equipment” as defined in the Uniform Commercial Code (all of the foregoing in this clause (e), collectively being referred to as the “Equipment”);

(f)            all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to the Company or constructed, assembled or placed by the Company on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by the Company;

(g)           all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by the Company and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of the Company in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (collectively, the “Rents”), including, but not limited to, all rights conferred by Act No. 210 of the Michigan Public Acts of 1953 as amended by Act No. 151 of the Michigan Public Acts of 1966 (MCLA 554.231 et seq.), and Act No. 228 of the Michigan Public Acts of 1925 as amended by Act No. 55 of the Michigan Public Acts of 1933 (MCLA 554.211 et seq.);

(h)           all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom; all general intangibles related to the operation of the Improvements now existing or hereafter arising and all other assets that constitute “Intellectual Property” as defined in the Uniform Commercial Code (all of the foregoing in this clause (h), collectively being referred to as “Intellectual Property”);

(i)            all unearned premiums under insurance policies now or subsequently obtained by the Company relating to the Real Estate or Equipment and the Company’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation  or otherwise, of all or any part of the Real Estate or any easement or other right therein;

(j)            all contracts from time to time executed by the Company or any Manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment; all consents, licenses, building permits, certificates of occupancy and other Governmental Approvals (to the extent constituting property) relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof; and all drawings, plans, specifications and similar or related items relating to the Real Estate (all of the foregoing in this clause (j) being referred to as “Real Estate Contracts”);

(k)           any and all moneys now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by the Company as provided in the Indenture;

(l)            any right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or person licensed or authorized to operate the game by a state or governmental unit of the state;

(m)          all Accounts;

(n)           all Chattel Paper;

(o)           all Contracts;

(p)           all Deposit Accounts;

(q)           all Documents;

(r)            all General Intangibles;

(s)            all Instruments;

(t)            all Inventory;

(u)           all Investment Property;

(v)           all Letter of Credit Rights;

(w)          all other property not otherwise described above;

(x)           all books and records pertaining to the Mortgaged Property; and

(y)           to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

GRANTING CLAUSE SECOND

All right, title and interest of the Company in all property described in the foregoing Granting Clause First, which may be hereafter acquired by the Company, it being the intention of the Company that all such property and all such rights, title and interests acquired by the Company after the date of the execution and delivery of this Eighth Supplemental Indenture, as originally executed and delivered, shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Eighth Supplemental Indenture, as originally executed and delivered;

GRANTING CLAUSE THIRD

All tenements, hereditaments, servitudes and appurtenances belonging or in any way appertaining to the aforesaid property, with the reversions and remainders thereof;

TO HAVE AND TO HOLD all such property, unto the Trustee, its successors in trust and their assigns forever;

IN TRUST, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article Seven or Article Twelve of the Original Mortgage Indenture, and if, thereafter, the principal of and premium, if any, and interest, if any, on, and any other amounts (including, without limitation, fees, expenses and indemnities) in connection with, the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 603 of the Original Mortgage Indenture, then and in that case the Indenture shall terminate, and the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise the Indenture, and the estate and rights hereby granted, shall be and remain in full force and effect;

IT IS HEREBY COVENANTED AND AGREED by and between the Company and the Trustee that all the Securities are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts set forth in the Indenture; and

THE PARTIES HEREBY COVENANT AND AGREE as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

(a)           Mortgage Indenture Definitions.  Each capitalized term that is used herein and is defined in the Mortgage Indenture shall have the meaning specified in the Mortgage Indenture unless such term is otherwise defined herein; provided, however, that any reference to a “Section” or “Article”

refers to a Section or Article, as the case may be, of this Eighth Supplemental Indenture, unless otherwise expressly stated.

(b)           Additional Definitions.  For purposes of this Eighth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below:

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, including, without limitation, all partnership interests, limited liability company membership or other interests, common stock and preferred stock and any and all warrants, rights or options to purchase any of the foregoing.

“Closing Date” has the meaning assigned to that term in Schedule B to the Note Agreement.

“Change in Ownership” means and shall be deemed to have occurred if Holdco ceases to own, directly or indirectly, 85% of the Capital Stock of the Company.

“Dispose” or “Disposition” means a sale, lease, transfer or other disposition of any assets of the Company.

“Easement Agreement” means the Amended and Restated Easement Agreement, dated as of April 29, 2002, between the Company and Consumers, as amended and supplemented to date.

“Eighth Supplemental Indenture” has the meaning assigned to that term in the introductory paragraph hereof.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses or legally enforceable governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment.

“Event of Default” has the meaning assigned to that term in Article Four of this Eighth Supplemental Indenture.

“FERC” means the United States Federal Energy Regulatory Commission.

“Financing Agreements” means the Mortgage Indenture, including this Eighth Supplemental Indenture, the Note Agreement and the Notes.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that could be reasonably expected to pose a hazard to health and safety, the removal of which could be reasonably expected to be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Holdco” means ITC Holdings Corp., a Michigan corporation.

“Indenture” means the Original Mortgage Indenture, as supplemented and modified by any and all indentures supplemental thereto, including this Eighth Supplemental Indenture.

“Initial Noteholder” means each Noteholder listed on Schedule A to the Note Agreement purchasing any Notes on the Closing Date.

“Institutional Investor” means (a) any Initial Noteholder, (b) any holder of more than $5,000,000 of the aggregate principal amount of the Notes and (c) any bank, trust company, other financial institution, pension plan, investment company, insurance company, or similar financial institution.

“Investment” or “Invest” means (a) a purchase or acquisition of, or an investment or reinvestment in, Rate Base Assets or (b) without duplication, the making of a firm, good faith contractual commitment, in the ordinary course of business and not subject to any conditions in the Company’s control, to purchase or acquire, or invest or reinvest in, Rate Base Assets.

“Make-Whole Amount” means, with respect to any Note, an amount, as determined by the Company, equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining any Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be redeemed pursuant to Section 2.03 or Section 2.04 hereof or has become or is declared to be immediately due and payable pursuant to Section 802 of the Mortgage Indenture, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” on the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for actively traded on the run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called

Principal as of such Settlement Date.  In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable actively traded on the run U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable traded actively traded on the run U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 2.03 or Section 2.04 hereof or Section 802 of the Mortgage Indenture.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be redeemed pursuant to Section 2.03 or Section 2.04 hereof or has become or is declared to be immediately due and payable pursuant to Section 802 of the Mortgage Indenture, as the context requires.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company, (b) the ability of the Company to perform its obligations under any Financing Agreement (including, the timely payments of principal of, or Make-Whole Amount, if any, and interest on, the Notes), (c) the legality, validity or enforceability of the Financing Agreements or (d) the perfection or priority of the Liens purported to be created pursuant to the Indenture or the rights and remedies of the Noteholders with respect thereto.

“MISO” means the Midcontinent Independent System Operator, Inc. (formerly known as the Midwest Independent Transmission System Operator, Inc.).

“Mortgage Indenture” has the meaning assigned to that term in the first Recital.

“Net Proceeds” means, with respect to any Disposition of assets, the gross proceeds thereof (including any such proceeds received by way of deferred payment, installment, price adjustment or otherwise), whether in cash or otherwise, net of any taxes paid or reasonably estimated to be paid as a result thereof (after taking into account any available tax credits or deductions applicable thereto).

“Note” has the meaning assigned to that term in Section 2.01(a) hereof.

“Note Agreement” means that certain Note Purchase Agreement, to be dated as of or about April 26, 2016, between the Company and the Initial Noteholders.

“Noteholders” means (a) the Initial Noteholders and (b) each subsequent holder of a Note as shown on the register maintained by the Company pursuant to Section 305 of the Mortgage Indenture.

“OATT” means, at any given time, the open access transmission tariff of MISO that is applicable to the Company, approved by the FERC and then in effect.

“Original Mortgage Indenture” has the meaning assigned to that term in the first Recital.

“Rate Base Assets” means assets of the Company which are included in FERC’s determination of the Company’s revenue requirement under the OATT.

“Reputable Insurer” means any financially sound and responsible insurance provider permitted to do business in the State of Michigan rated “A-” or better by A.M. Best Company (or if such ratings cease to be published generally for the insurance industry, meeting comparable financial standards then applicable to the insurance industry).

“Responsible Officer”, when used with respect to the Company, means any Senior Financial Officer or any vice president of the Company or Holdco and any other officer of the Company or Holdco with responsibility for the administration of the relevant Financing Agreement, or portion thereof.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer, comptroller or any vice president of Holdco.

“Subordinated Debt” means unsecured Debt of the Company fully subordinated in right of payment to the Notes and other Senior Secured Debt substantially on the terms set forth in Exhibit B attached hereto.

“Subsidiary” means, as to any Person, any Corporation or other business entity in which such Person beneficially owns, directly or indirectly, a majority of the outstanding voting securities thereof.

“Transmission Documents” shall have the meaning assigned to such term in the Note Agreement.

(c)                                  For purposes of the Notes, pursuant to Section 301(22) of the Mortgage Indenture, the Mortgage Indenture is hereby supplemented as follows:

(i)                                     The following Section 116 shall be added immediately following Section 115:

Section 116. Jurisdiction; Waiver of Trial by Jury.

(a)                                 The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, the City of New York, over any suit, action or proceeding arising out of or relating to this Indenture.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)                                 The Company consents to process being served by or on behalf of the Trustee or any Holder in any suit, action or proceeding of the nature referred to in Section 116(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 15 of the Note Agreement or at such other address of which the Trustee or any such Holder shall then have been notified pursuant to said Section 15.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)                                  Nothing in this Section 116 shall affect the right of the Trustee or any Holder to serve process in any manner permitted by law, or limit any right that the Trustee or any Holder may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)                                 THE PARTIES HERETO, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE HEREOF, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT.

(ii)                                  The following provisions shall be added immediately following Section 903(13):

(14)                          the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority; acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services (it being understood that the Trustee shall maintain a business continuity plan and otherwise use reasonable efforts which are consistent with accepted practices in the banking industry to avoid and mitigate the effects of such occurrences and to resume performance as soon as practicable under the circumstances); accidents; labor disputes; acts of civil or military authority and governmental action; and

(15)                          in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(iii)                               The following sentence shall be added immediately following the last sentence of Section 1004:

Delivery of such information, documents and other reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE TWO

TITLE, FORM AND TERMS AND CONDITIONS OF THE NOTES

Section 2.01.  The Notes.

(a)                                 The Securities of this series to be issued under the Mortgage Indenture pursuant to this Eighth Supplemental Indenture shall be designated as “3.90% Senior Secured Notes due 2046” (the “Notes”) and shall be Debt Securities issued under the Indenture.

(b)                                 The Trustee shall authenticate and deliver the Notes for original issue on the Closing Date in the aggregate principal amount of $200,000,000, upon a Company Order for the authentication and delivery thereof pursuant to Section 401 of the Mortgage Indenture.

(c)                                  Interest on the Notes shall be payable to the Persons in whose names such Notes are registered at the close of business on the Regular Record Date for such interest (as specified in Section 2.01(e) below), except as otherwise expressly provided in the form of such Notes attached hereto as Exhibit C.

(d)                                 The Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on April 26, 2046.

(e)                                  The Notes shall bear interest at the rate of 3.90% per annum; provided that, to the extent permitted by law, any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount shall bear interest at a rate per annum from time to time equal to the greater of (i) 5.90% and (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.  Interest shall accrue on the Notes from the Closing Date, or the most recent date to which interest has been paid or duly provided for.  The Interest Payment Dates for the Notes shall be April 26 and October 26 in each year, commencing October 26, 2016, and the Regular Record Dates with respect to the Interest Payment Dates for the Notes shall be the 15th calendar day preceding each Interest Payment Date (whether or not a Business Day); provided, however, that interest payable at Maturity will be payable to the Noteholder to whom principal is payable.

(f)                                   Subject to Section 2.02 hereof, the office or agency of the Trustee in New York, New York, which as of the date hereof is located at c/o The Bank of New York Mellon, Trust Services Window, 101 Barclay Street, New York, New York 10286, shall be the place at which the principal of and Make-Whole Amount, if any, and interest on the Notes shall be payable.  The office or agency of the Trustee in New York, New York, which as of the date hereof is located at c/o The Bank of New York Mellon, Trust Services Window, 101 Barclay Street, New York, New York  10286, shall be the place at which registration of transfer of the Notes may be effected; and The Bank of New York Mellon Trust Company, N.A. shall be the Security Registrar and the Paying Agent for the Notes; provided, however, that the Company reserves the right to designate, by one or more Officer’s Certificates, its principal office in Novi, Michigan as any such place or itself as the Security Registrar; provided, however, that there shall be only a single Security Registrar for the Notes.

(g)                                  The Notes shall be issuable in registered form in denominations of at least $250,000 or any integral multiple thereof.

(h)                                 The Notes shall not be defeasible pursuant to Section 702 of the Mortgage Indenture and such Section 702 of the Mortgage Indenture shall not apply to the Notes.

(i)                                     The Notes shall have such other terms and provisions as are provided in the form thereof attached hereto as Exhibit C, and shall be issued in substantially such form.

Section 2.02.  Payment on the Notes.

(a)                                 Subject to Section 2.02(b) hereof, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the Place of Payment designated in Section 2.01(f) hereof or such place as the Company may at any time, by notice, specify to each Noteholder, so long as such Place of Payment shall be either the principal office of the Company or the principal office of a bank or trust company in New York, New York.

(b)                                 So long as any Initial Noteholder or its nominee shall be a Noteholder, and notwithstanding anything contained in the Mortgage Indenture, Section 2.02(a) hereof or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Initial Noteholder’s name in Schedule A to the Note Agreement, or by such other method or at such other address as such Initial Noteholder shall have from time to time specified to the Company and the Trustee in writing for such purpose in accordance with the Note Agreement, without the presentation or surrender of such Note or the making of any notation thereon, except that concurrently with or reasonably promptly after payment or redemption in full of any Note, such Initial Noteholder shall surrender such Note for cancellation to the Company at its principal office or at the Place of Payment most recently designated by the Company pursuant to Section 2.02(a) hereof.  Prior to any sale or other disposition of any Note held by such Initial Noteholder or its nominee such Initial Noteholder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 305 of the Indenture; provided, that a transfer by endorsement shall not constitute a registration of transfer for purposes of the Indenture and the Trustee and any agent of the Trustee shall be entitled to the protections of Section 308 of the Indenture with respect to any Note, the transfer of which has not been so registered.  The Company will afford the benefits of this Section 2.02(b) to any Institutional Investor that is the direct or indirect transferee of any Note purchased by such Initial Noteholder under the Indenture. The Company agrees and acknowledges that the Trustee shall not be liable for any Noteholder’s failure to perform its obligations under this Section 2.02(b).  Each Initial Noteholder and any such Institutional Investor by its purchase of its Note agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with such Noteholder’s or Institutional Investor’s failure to comply with the provisions of this Section 2.02(b), including the costs and expenses of defending itself against any claim or liability in connection therewith, such indemnity to survive the payment of such Notes and the resignation or removal of the Trustee.

(c)                                  Notwithstanding anything to the contrary in Section 113 of the Mortgage Indenture, if the Stated Maturity or any Redemption Date of the Notes shall not be a Business Day at any

Place of Payment, then (notwithstanding any other provision of the Mortgage Indenture or this Eighth Supplemental Indenture) payment of interest on or principal (and premium, if any) of the Notes due at the Stated Maturity or on any Redemption Date thereof need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Stated Maturity or on any Redemption Date thereof, provided that interest shall accrue on the outstanding principal amount of the Notes due at the Stated Maturity or on any Redemption Date thereof at the rate set forth in the Notes until the date of actual payment.

Section 2.03.  Mandatory Redemption of the Notes.

In addition to the mandatory redemption required by Section 501(a) of the Mortgage Indenture, which Section 501(a) shall apply to the Notes, in the event that any one or more Dispositions during any consecutive 12-month period (except, subject to compliance with Section 610 of the Mortgage Indenture, Dispositions in the ordinary course of business of obsolete or worn out Property and real estate interests not needed by the Company for its Transmission System or for the conduct of its business and Dispositions of assets that would be permitted under Article Eleven of the Mortgage Indenture) yield Net Proceeds in excess of $10,000,000, in the aggregate, the Net Proceeds of such Disposition or Dispositions shall be used for the mandatory redemption of the Notes, and/or the redemption or prepayment of other Senior Secured Debt in accordance with its terms, on a date which is no more than nine months following a Disposition that, when aggregated with any other Dispositions, requires compliance with this Section 2.03 unless (x) during the nine-month period immediately preceding the date of such Disposition, the Company Invested in any Rate Base Assets in which case an amount of such Net Proceeds equal to the excess, if any, of (A) the total aggregate amount of all such Investments made during such preceding nine-month period (excluding, however, the amount of any Investments made pursuant to clause (b) of the definition of “Investment” that were not expended for Rate Base Assets during such nine-month period) over (B) the aggregate amount of Debt incurred by the Company (which, with respect to any Debt incurred under any permitted credit facility of a revolving nature, shall be calculated on a net basis after taking into account any borrowings, prepayments, repayments, reborrowings or other extensions of credit made by or in favor of the Company thereunder), in each case, during such preceding nine-month period, need not be applied to such redemption or prepayment, as the case may be, or (y) during the nine-month period following the date of such Disposition, the Company shall Invest in Rate Base Assets, in which case an amount of such Net Proceeds so Invested during such following nine-month period need not be applied to such redemption or prepayment, as the case may be; provided, however, that in the event that any such amounts referred to in this clause (y) Invested pursuant to clause (b) of the definition of “Investment” are not expended for Rate Base Assets within a period of six months from the end of such following nine-month period, any such amounts not so expended shall be used for the mandatory redemption of the Notes, and/or the redemption or prepayment of other Senior Secured Debt in accordance with its terms, on a date not later than the last day of such six month period.  Any redemption of the Notes pursuant to this Section 2.03 shall be made (i) at a redemption price equal to the principal amount of the Notes being redeemed and shall be accompanied by payment of accrued and unpaid interest on the principal amount of the Notes so redeemed to the redemption date and a Make-Whole Amount and (ii) in accordance with the procedures for optional redemption set forth in Section 2.04(c) hereof.  Notwithstanding anything to the contrary in this Section 2.03, any amounts utilized pursuant to clauses (x) or (y) above to reduce the amount of Net Proceeds required to be applied to redemption of the Notes and/or redemption or prepayment of other Senior Secured Debt in accordance with its terms may be utilized no more than once with respect to the Net Proceeds of any one or more Dispositions occurring in any consecutive twelve month period.

Section 2.04.  Optional Redemption.

(a)                                 Pursuant to Section 501(b) of the Mortgage Indenture, the Notes may be redeemed at the option of Company, in whole or in part, at any time or from time to time at a redemption price equal to the principal amount of such Notes plus the Make-Whole Amount plus accrued and unpaid interest thereon to the redemption date; provided, however, that if the Notes are redeemed in part, the Notes shall not be redeemed in an amount less than $5,000,000 of the aggregate principal amount of the Notes then Outstanding.

(b)                                 Pursuant to Section 501(b) of the Mortgage Indenture, the Notes may be redeemed at the option of the Company, in whole, on or after October 26, 2045 at a redemption price equal to the principal amount of such Notes plus accrued and unpaid interest thereon to the redemption date.

(c)                                  Notwithstanding anything to the contrary in Article Five of the Mortgage Indenture, the redemption of the Notes shall take place in accordance with the procedures and requirements set forth in this Section 2.04(c), without prejudice to the requirements of Section 502 of the Mortgage Indenture (which shall for purposes of this Eighth Supplemental Indenture also be applicable to a redemption under Section 2.03 hereof) and Sections 505 through 507 of the Mortgage Indenture.  The Company (or the Trustee, if so requested pursuant to Section 504 of the Mortgage Indenture) shall give each Noteholder written notice of each optional redemption under this Section 2.04, or a mandatory redemption under Section 2.03 hereof, as the case may be, not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such redemption.  Each such notice shall specify such date, the aggregate principal amount of the Notes to be redeemed on such date, the principal amount of each Note held by such Noteholder to be redeemed (determined in accordance with Section 2.04(d) hereof) and the interest to be paid on the redemption date with respect to such principal amount being redeemed, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount, if applicable, due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation.  Two (2) Business Days prior to such redemption, the Company shall deliver to each Noteholder and the Trustee a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount, if applicable, as of the specified redemption date.  The Trustee shall have no responsibility for such calculation.  From and after the date of such redemption, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.

(d)                                 Notwithstanding anything to the contrary in Article Five of the Mortgage Indenture, in the case of each partial redemption of the Notes pursuant to Section 2.04(c) hereof, the principal amount of the Notes to be redeemed shall be allocated by the Trustee among all of the Notes at the time Outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofor called for redemption.

Section 2.05.  Purchase of Notes.

Except as may be agreed to by a Noteholder or Noteholders in connection with an offer made to all Noteholders on the same terms and conditions, the Company shall not and shall not permit any Affiliate to purchase, redeem or otherwise acquire, directly or indirectly, any of the Outstanding Notes, except upon the payment or redemption of the Notes in accordance with the terms of the Indenture.  The Company will promptly cause the Trustee to cancel all Notes acquired by it or any Affiliate pursuant to any payment, redemption or purchase of Notes pursuant to any provision of the Indenture and no Notes may be issued in substitution or exchange for any such Notes.

Section 2.06.  Payment upon Event of Default.

Upon any Notes becoming due and payable under Section 802 of the Indenture, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the applicable rate for overdue payments) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable Law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes have become due and payable under Section 802 of the Indenture, whether automatically or by declaration, as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 2.07.  Transfers.

In registering the transfer of any Note in accordance with Section 305 of the Mortgage Indenture, the Security Registrar and the Trustee shall have no responsibility to monitor securities law compliance in connection with any such transfer.

ARTICLE THREE

ADDITIONAL COVENANTS

Section 3.01.  Affirmative Covenants of the Company.

For purposes of the Notes, pursuant to Section 301(20) of the Mortgage Indenture, Article Six of the Mortgage Indenture is hereby supplemented by (i) deeming each reference to the phrase “Material Adverse Effect” in Article Six of the Mortgage Indenture to be a reference to the phrase “Material Adverse Effect” as defined in this Eighth Supplemental Indenture and (ii) incorporating therein the following additional affirmative covenants which the Company shall observe solely for the benefit of the Noteholders for so long as any Note is Outstanding:

(a)                                 Maintenance and Operation of Properties.  The Company shall maintain and preserve, develop, and operate in substantial conformity with all Transmission Documents, applicable Law, Good Utility Practices, and all material Governmental Approvals, all elements of the Transmission System which are used or necessary in the conduct of its businesses in good working order and condition, ordinary wear and tear excepted, except where the failure to so maintain and preserve, develop and operate the Transmission System would not reasonably be expected to have a Material Adverse Effect.

(b)                                 Maintenance of Insurance.  At any time and from time to time, the Company shall provide or cause to be provided, for itself and its assets (including the Transmission System and related equipment), insurance with Reputable Insurers (or self-insurance, if adequate reserves are maintained with respect thereto) in amounts and within the limits and coverages (including deductibles and co-insurance) customarily obtained for comparable businesses under similar circumstances.

(c)                                  Use of Proceeds.  The Company shall apply the net proceeds from the issuance and sale of the Notes to (i) refinance existing indebtedness, partially fund capital expenditures or for general corporate purposes, and (ii) pay reasonable fees and expenses associated with the sale of the Notes.

(d)                                 Compliance with Laws and Regulations.  The Company shall comply with all Laws (including Environmental Laws) to which its Property or assets may be subject, except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  In addition, the Company shall immediately pay or cause to be paid when due all costs and expenses incurred in such compliance, except to the extent that the same is being contested in good faith by the Company through appropriate means under circumstances where none of the Mortgaged Property or the Liens thereon will be endangered.

(e)                                  Real Estate Filings.  To the extent that any filing required to perfect any security interest in real property or fixtures constituting Mortgaged Property is not made on or prior to the Closing Date, the Company shall undertake to present all such documents for filing with the appropriate registers of deeds as soon as practicable after the Closing Date, but in no event shall any such presentation for filing take place more than five (5) Business Days after the Closing Date; provided that the Company shall confirm by an Officer’s Certificate delivered to the Trustee (if not delivered prior to the Closing Date) within six (6) weeks after the Closing Date that each such document has been recorded with the applicable registers of deeds and the security interests created or purported to be created in real property or fixtures by such documents have been fully perfected by recording in the land records, except for documents to be recorded in the registers of deeds in the Counties of Oakland, Kent, Calhoun and Genesee in the State of Michigan, in which case the Company shall confirm by an Officer’s Certificate delivered to the Trustee (if not delivered prior to the Closing Date) no more than three (3) months after the Closing Date with respect to the County of Kent, and no more than five (5) months after the Closing Date with respect to the Counties of Oakland, Calhoun and Genesee, that such documents have been so recorded.

(f)                                   Delivery of Opinions of Counsel.  The Company shall deliver, or cause to be delivered, to the Trustee the opinions of counsel required pursuant to Section 4.4(a) of the Note Agreement.

Section 3.02.  Negative Covenants of the Company.

For purposes of the Notes, pursuant to Section 301(20) of the Mortgage Indenture, Article Six of the Mortgage Indenture is hereby supplemented by incorporating therein the following negative covenants which the Company shall observe solely for the benefit of the Noteholders for so long as any Note is Outstanding:

(a)                                 Limitation on Lines of Business.  As of the Closing Date, the Company is in the business of owning electric transmission facilities and providing electric transmission service over such facilities.  From the Closing Date onward, the Company shall not engage in any business, if as a result, the general nature of the business engaged in by the Company taken as a whole would be substantially changed from the general nature of the business the Company is engaged in on the Closing Date.

(b)                                 Amendments to Exhibit B Hereto. The Company shall not make any amendments or changes to the subordination terms and conditions set forth in Exhibit B hereto that adversely affect the Noteholders without the prior consent of the Noteholders of all the Outstanding Notes.

ARTICLE FOUR

ADDITIONAL EVENTS OF DEFAULT; REMEDIES

Section 4.01.  Events of Default.

For purposes of the Notes, pursuant to Section 301(21) of the Mortgage Indenture, Section 801 of the Mortgage Indenture shall be supplemented to include as “Events of Default” thereunder the occurrence of any of the following events (each such event, together with those “Events of Default” in Section 801 of the Mortgage Indenture, an “Event of Default”):

(a)                                 Material Covenants.  The Company shall fail to perform or observe any covenant set forth in Section 3.02 hereof or its obligation to provide notice to the Noteholders under Section 7.1(b) of the Note Agreement and such failure is not cured within thirty (30) days after earlier to occur of (i) a Responsible Officer of the Company obtaining actual knowledge of such failure and (ii) the Company receiving written notice of such failure from the Trustee or any Noteholder in accordance with the terms of the Indenture or the Note Agreement;

(b)                                 Other Covenants.  The Company shall fail to perform or observe any of its obligations or covenants (other than a failure to comply with the events that constitute an Event of Default under Section 4.01(a) hereof or under Section 801(a), Section 801(b) or Section 801(e) of the Mortgage Indenture) contained in any of the Financing Agreements, including Section 7 of the Note Agreement (or in any modification or supplement thereto), and such failure is not cured within sixty (60) days after the earlier to occur of (i) a Responsible Officer of the Company obtaining actual knowledge of such failure and (ii) the Company receiving written notice of such failure from the Trustee or any Noteholder in accordance with the terms of the Mortgage Indenture or the Note Agreement;

(c)                                  Representations.  Any representation, warranty or certification by the Company in any of the Financing Agreements or in any certificate furnished to the Trustee or any Noteholder pursuant to the provisions of this Eighth Supplemental Indenture or any other Financing Agreement shall prove to have been false in any Material respect as of the time made or furnished, as the case may be;

(d)                                 Debt.

(i)                                     The Company shall be in Default in the payment of any principal, premium, including any make-whole amount, if any, or interest on any Debt (other than Subordinated Debt) in the aggregate principal amount of $30,000,000 or more beyond the expiration of any applicable grace or cure period relating thereto;

(ii)                                  The Company shall be in Default in the performance or compliance with any term (other than those referred to in Section 4.01(d)(i) hereof) of any agreement or instrument evidencing any Debt (other than Subordinated Debt) in the aggregate principal amount of $30,000,000 or more or any other document relating thereto or any condition exists and, as a consequence, such Debt has become or has been declared (or the holder or beneficiary of such Debt or a trustee or agent on behalf of such holder or beneficiary is entitled to declare such Debt to be) due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(iii)                               As a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), other than as provided in Section 2.03 or Section 2.04 hereof or Section

501(a) of the Mortgage Indenture, (x) the Company shall have become obligated to purchase or repay any Debt before its regularly scheduled maturity date in the aggregate principal amount of $30,000,000 or more or (y) one or more Persons have the right to require such Debt to be purchased or repaid;

(e)                                  Judgments.  Any judgment or judgments for the payment of money in excess of $30,000,000 (or its equivalent in any other currency) in the aggregate by the Company, which is, or are, not covered by insurance, shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction over the Company and the same shall not be discharged (or provision shall not be made for such discharge), bonded or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(f)                                   Change in Ownership.  A Change in Ownership shall occur.

Section 4.02.  Acceleration of Maturity.

Pursuant to Section 301(21) of the Mortgage Indenture, in addition to the provisions set forth in Section 802 of the Mortgage Indenture, if an Event of Default arising from the failure to pay principal of, or interest on, or any Make-Whole Amount relating to the Notes shall have occurred and be continuing, then in every such case each Holder of Notes may declare the principal amount of the Notes held by it to be due and payable immediately, by a notice in writing to the Company and to the Trustee, and upon receipt by the Company or the Trustee of such notice of such declaration, such principal amount, together with Make-Whole Amount and accrued interest, if any, thereon (including, without limitation, interest accrued thereon at the applicable rate for overdue payments), shall become immediately due and payable (subject to Section 821 of the Indenture).

ARTICLE FIVE

MISCELLANEOUS PROVISIONS

Section 5.01.  Execution of Eighth Supplemental Indenture.

Except as expressly amended and supplemented hereby, the Mortgage Indenture shall continue in full force and effect in accordance with the provisions thereof and the Mortgage Indenture is in all respects hereby ratified and confirmed.  This Eighth Supplemental Indenture and all of its provisions shall be deemed a part of the Mortgage Indenture in the manner and to the extent herein and therein provided.  The Notes executed, authenticated and delivered under this Eighth Supplemental Indenture constitute a series of Securities and shall not be considered to be a part of a series of Securities executed, authenticated and delivered under any other supplemental indenture entered into pursuant to the Mortgage Indenture.

Section 5.02.  Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.03.  Successors and Assigns.

All covenants and agreements in this Eighth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 5.04.  Severability Clause.

In case any provision in this Eighth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.05.  Benefit of Eighth Supplemental Indenture.

Except as otherwise provided in the Mortgage Indenture, nothing in this Eighth Supplemental Indenture or in the Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Eighth Supplemental Indenture.

Section 5.06.  Execution and Counterparts.

This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Any such counterpart, as recorded or filed in any jurisdiction, may omit such portions of Exhibit A hereto as shall not describe or refer to properties located in such jurisdiction.  The exchange of copies of this Eighth Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Eighth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Eighth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 5.07.  Conflict with Mortgage Indenture.

If any provision hereof limits, qualifies or conflicts with another provision of the Mortgage Indenture, such provision of this Eighth Supplemental Indenture shall control, insofar as the rights between the Company and the Noteholders are concerned.

Section 5.08.  Recitals.

The recitals and statements contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture.

Section 5.09.  Governing Law.

This Eighth Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York, except that (i) to the extent that the Trust Indenture Act shall be applicable, this Eighth Supplemental Indenture shall be governed by and construed in accordance with the Trust Indenture Act and (ii) if the law of any jurisdiction wherein any portion of the Mortgaged Property that is Real Property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property, this Eighth Supplemental Indenture shall be governed by and construed in accordance with the law of such jurisdiction to the extent mandatory.

Section 5.10.  Interpretation of Financial Covenants.

For purposes of determining compliance with the financial covenants set out in the Indenture, any election by the Company to measure an item of Debt using fair value (as permitted by Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards No. 159) or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) shall be disregarded and such determination shall be made by valuing Debt at 100% of the outstanding principal amount thereof (except to the extent such Debt was issued at a discount or premium in which case the value of such Debt shall be valued at 100% of the outstanding principal amount thereof, less any unamortized discount or plus any unamortized premium, as the case may be).

Drafted by:

Elizabeth B. Hardin

Milbank, Tweed, Hadley & McCloy LLP

28 Liberty Street

New York, NY 10005

Return to:

Gregory M. Wright

Dykema Gossett PLLC

10 South Wacker Drive

Suite 2300

Chicago, IL  60606

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the day and year first above written.

MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC, a Michigan limited liability company

By: ITC Holdings Corp., its sole manager

By:	/s/ Rejji P. Hayes
Name: Rejji P. Hayes
Title: Senior Vice President and Chief Financial Officer

Signature Page to

Eighth Supplemental Indenture

ACKNOWLEDGMENT

STATE OF MICHIGAN	)
) ss.
COUNTY OF OAKLAND	)

On the 31st day of March, 2016, before me, the undersigned notary public, personally came Rejji P. Hayes, to me known to be Senior Vice President and Chief Financial Officer of ITC Holdings Corp., a corporation organized under the laws of the State of Michigan, the sole manager of Michigan Electric Transmission Company, LLC, a limited liability company organized under the laws of the State of Michigan, and acknowledged that he executed the foregoing instrument in his authorized capacity, and that by his signature on the instrument he, or the entity upon behalf of which he acted, executed the instrument.

/s/ Sandra K. Biggar

By:	Sandra K. Biggar, Notary Public
Wayne County, Michigan
My Commission Expires June 21, 2021
Acting in the County of Oakland

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Valère D. Boyd
Name: Valère D. Boyd
Title: Vice President

Signature Page to

Eighth Supplemental Indenture

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California

County of Los Angeles        )

On March 31, 2016 before me,  Marvin G. Cuenca, Notary Public

                                                   (insert name and title of the officer)

personally appeared Valere D. Boyd, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature	/s/ Marvin G. Cuenca	(Seal)

Schedule 1

The recording information for the Original Mortgage Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, each recorded in the Offices of the Register of Deeds in the Michigan counties as indicated, is as follows:

County	Original Mortgage Indenture	First Supplemental Indenture	Second Supplemental Indenture	Fourth Supplemental Indenture	Fifth Supplemental Indenture	Sixth Supplemental Indenture	Seventh Supplemental Indenture
Alcona	Instrument No. 200300006636; L395, P141	Instrument No. 200300006637; L395, P270	Instrument No. 200300006638; L395, P336	Instrument No. 200800003865; L457, P1036	L470, P107	*	201400003993 L512, P1-84
Allegan	L2609, P654	L2610, P1	L2610, P194	Instrument No. 2008023175 L3281, P602	L3414, P1	*	Instrument No. 2014021720 L3889, P1
Alpena	L431, P340	L431, P341	L431, P342	Instrument No. 03078018 L468, P684	L476, P998	*	L505, P248
Antrim	L00697, P0280	L00697, P0404	L00697, P0465	Instrument No. 200800010254 L786, P2867	L803, P942	*	L854, P1009
Arenac	L423, P301	L423, P444	L423, P524	L541, P212	L561, P725	*	Instrument No. 201404104
Barry	Instrument No. 1120018	Instrument No. 1120019	Instrument No. 1120020	Instrument No. 20081215-0011782	Instrument No. 201004230004212	Instrument No. 2012-006335	Instrument No. 2014-011622
Bay	L2156, P585	L2157, P249	L2157, P004	L2647, P508	L2734, P912	L2912, P194	L3065, P44
Branch	L01000, P0600	L01000, P0737	L01000, P0811	Instrument No. 2008-08600	Instrument No. 2010-02696	Instrument No. 2012-07163	Instrument No. 2014-07400
Calhoun	L2765, P587	L2765, P829	L2766, P1	L3421, P892	L3538, P553	L3745, P545	L3935, P365
Charlevoix	L591, P042	L591, P156	L591, P207	L0869, P0414	L0919, P0518	L1008, P0001	L1082, P336
Cheboygan	L925, P483	L925, P637	L925, P727	L1112, P918	L1149, P529	L1215, P350	L1272, P432
Clare	L890, P333	L890, P443	L890, P490	Instrument No. 200800009719 L1098, P156	L1139, P464	*	201400008992 L1274, P670-753
Clinton	Instrument No. 5048529	Instrument No. 5048530	Instrument No. 5048531	Instrument No. 5138207	Instrument No. 5156341	Instrument No. 5191159	Instrument No. 5222414
Crawford	L663, P4	L663, P115	L663, P163	L694, P129	L700, P257	*	L720, P538
Eaton	L1775, P271	L1775, P449	L1775, P564	L2207, P0903	L2278, P834	*	L2547, P0918
Emmet	L1032, P537	L1032, P669	L1032, P738	Instrument No. 5060620 B1108, P168	L1122, P870	L1149, P747	L1172, P246

Sch. 1-1

County	Original Mortgage Indenture	First Supplemental Indenture	Second Supplemental Indenture	Fourth Supplemental Indenture	Fifth Supplemental Indenture	Sixth Supplemental Indenture	Seventh Supplemental Indenture
Genesee	Instrument No. 200312160161714	Instrument No. 200312160161715	Instrument No. 200312160161716	Instrument No. 200812160082181	Instrument No. 201004270037454	Instrument No. 201211010081960	Instrument No. 201412230086281
Gladwin	L709, P27	L709, P151	L709, P212	L883, P873	L917, P533	*	L1038, P29
Grand Traverse	L2049, P508	L2049, P652	L2049, P733	Instrument No. 2008R-20555	Instrument No. 2010R-07137	Instrument No. 2012R-19757	Instrument No. 2014R-20480
Gratiot	L740, P595	L740, P752	L740, P846	L858, P1452	L883, P563	L929, P1022	L966, P734
Hillsdale	L1125, P517	L1125, P643	L1125, P706	L1373, P218	L1422, P469	*	L1579, P0001
Ingham	L3084, P73	L3084, P74	L3084, P75	Instrument No. 2008-047041 B3327, P1040	B3382, P132	*	Instrument No. 2014-046389
Ionia	L577, P7152	L577, P7299	L577, P7383	L610, P4348	L0616, P1388	L0626, P6502	L0636, P1185
Iosco	L781, P793	L782, P1	L782, P79	L964, P582	L997, P895	L1062, P178	L1120, P865
Isabella	L1216, P4	L1216, P122	L1216, P177	L1458, P591	L1515, P139	*	L1685, P680
Jackson	L1767, P119	L1767, P117	L1767, P118	Instrument No. 2524184 L1911, P696	L1941, P1155	L1995, P0646	L2045, P0612
Kalamazoo	Instrument No. 2003-087140	Instrument No. 2003-087142	Instrument No. 2003-087141	Instrument No. 2008-039292	Instrument No. 2010-013218	Instrument No. 2012-040528	Instrument No. 2014-040469
Kalkaska	Instrument No. 3053445	Instrument No. 3053446	Instrument No. 3053447	Instrument No. 3088499	Instrument No. 3095622	Instrument No. 3110845	Instrument No. 3122483
Kent	Instrument No. 20040105-0000653	Instrument No. 20040105-0000654	Instrument No. 20040105-0000655	Instrument No. 20081216-0106138	Instrument No. 20100426-0037103	*	Instrument No. 2014-12160103454
Lake	L281, P477	L281, P598	L281, P656	L330, P319	L339, P1857	*	L374, P716
Leelanau	L1045, P258	L1045, P258	L1045, P258	L1045, P258	L1046, P153	*	L1216, P446
Lenawee	L2258, P769	L2258, P770	L2258, P771	L2375, P632	L2403, P35	*	L2498, P879
Livingston	L4282, P0464	L4282, P0602	L4282, P0677	Instrument No. 2008R-033965	Instrument No. 2010R-012370	*	Instrument No. 2014R-034929
Manistee	L890, P415	L890, P578	L890, P678	Instrument No. 2008R007239	Instrument No. 2010R002229	Instrument No. 2012R006468	Instrument No. 2014R006160
Mason	L555, P2265	L555, P2419	L555, P2510	Instrument No. 2008R06641	Instrument No. 2010R02375	*	Instrument No. 2014R06378
Mecosta	L705, P2593	L705, P2707	L705, P2758	Instrument No. 200800009891 L0782, P2850	L799, P795	*	Instrument No. 201400008610 L850, P444
Midland	L1206, P4	L1206, P160	L1206, P253	L1451, P208	L1507, P721	*	L01582, P00531

Sch. 1-2

County	Original Mortgage Indenture	First Supplemental Indenture	Second Supplemental Indenture	Fourth Supplemental Indenture	Fifth Supplemental Indenture	Sixth Supplemental Indenture	Seventh Supplemental Indenture
Missaukee	Instrument No. 2003-06377	Instrument No. 2003-06378	Instrument No. 2003-06379	Instrument No. 2008-04378	Instrument No. 2010-01327	*	Instrument No. 2014-04080
Monroe	L2647, P657	L2647, P833	L2647, P935	Instrument No. 2008R22325	Instrument No. 2010 R08054	Instrument No. 2012R23743	Instrument No. 2014R23271
Montcalm	L1149, P293	L1149, P442	L1149, P528	L1426, P510	L1475, P1019	*	Instrument No. 2014R-05875
Montmorency	L244, P679	L244, P804	L244, P866	Instrument No. 200800037674 L305, P573	L314, P926	*	Instrument No. 201400061153 L345, P109-192
Muskegon	L3581, P921	L3581, P922	L3581, P923	L3797, P757	L3845, P318	*	L4039, P277
Newaygo	L404, P5495	L404, P5687	L404, P5816	L433, P3422	L438, P5704	*	L456, P4372
Oakland	L31677, P1	L31677, P128	L31677, P196	Instrument No. 215217 L40774, P814	B42014, P518	*	L47694, P274
Oceana	GR 2004/822	GR 2004/976	GR 2004/1067	GR 2008/24361	GR 2010/6790	*	201400007004 L2014, P19533-9616
Ogemaw	Instrument No. 3044799	Instrument No. 3044800	Instrument No. 3044801	Instrument No. 3083352	Instrument No. 3092393	*	Instrument No. 3125180
Oscoda	L204, P332	L204, P479	L204, P563	L208, P03034	L210, P00987	L212, P02739	214-02898
Otsego	L0976, P078	L0976, P222	L0976, P303	L1187, P72	L1228, P493	*	L1363, P1
Ottawa	L4372, P557	L4373, P001	L4373, P221	Instrument No. 0044941 L5754, P426	Instrument No. 2010-0015611	*	Instrument No. 2014-0044009
Presque Isle	L383, P100	L383, P232	L383, P301	Instrument No. 200800008708 L469, P933	L489, P842	*	L557, P843-926
Roscommon	L997, P1285	L997, P1404	L997, P1460	Instrument No. 200800008515 L1079, P21	L1092, P2232	*	L1145, P1812
Saginaw	L2269, P1263	L2269, P1264	L2269, P1265	Instrument No. 2008035230 L2516, P2158	Instrument No. 2010010027 L2575, P1024	Instrument No. 201203390 L2696, P1532	Instrument No. 2014034005 L2796, P1029
St. Joseph	L1205, P86	L1205, P196	L1205, P243	L1510, P1	L1571, P810	L1674, P465	L1768, P226
Shiawassee	L1052, P721	L1052, P722	L1052, P723	L1130, P0333	L1146, P0786	*	L1205, P466
Tuscola	Instrument No. 200400846443, L980, P619	Instrument No. 200400846444, L980, P772	Instrument No. 200400846445, L980, P862	Instrument No. 200800914506 L1163, P891	L1196, P1456	L1263, P160	L1320, P1179

Sch. 1-3

County	Original Mortgage Indenture	First Supplemental Indenture	Second Supplemental Indenture	Fourth Supplemental Indenture	Fifth Supplemental Indenture	Sixth Supplemental Indenture	Seventh Supplemental Indenture
Van Buren	L1403, P256	L1403, P257	L1403, P258	Instrument No. LR-3191975 L1511, P5	L1534, P360	L1575, P308	Instrument No. LR-3293460 L1612, P118
Washtenaw	L4352, P238	L4352, P239	L4352, P240	Instrument No. 5876781 L4710, P182	L4786, P271	*	L5070, P814
Wexford	L530, P704	L530, P834	L531, P001	Instrument No. 200800007690 L616, P1393	L629, P2044	*	L672, P2456

* Recording information not available. Proof of filing for recordation contained in “Certificate of Confirmation of Filing — Michigan Electric Company, LLC Sixth Supplemental Indenture,” dated January 3, 2013 and signed by Donald Rysztak, Commercial Closing Officer of Fidelity National Title.

Sch. 1-4

Exhibit A

DESCRIPTION OF PROPERTIES

The following properties of the Company, owned as of the date hereof, have been acquired by the Company subsequent to the date of the Seventh Supplemental Indenture:

See Attached.

Ex. A-1

Company	Project	Tract Number	Landowner(s)	Rights Acquired	Date	County	Section	Twp	Range	State	Use	Recorded at
METC	Weeds Lake	MI-KA-40.000	HAR Co, LLC	Condemnation Easement	4/9/2015	Kalamazoo	29	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-018791
METC	Weeds Lake	MI-KA-40.200	HAR Co, LLC	Condemnation Easement	4/9/2015	Kalamazoo	29	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-018791
METC	Weeds Lake	MI-KA-60.000	Joseph and Pamela Weiner	Condemnation Easement	4/15/2015	Kalamazoo	29	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-020150
METC	Weeds Lake	MI-KA-60.205	John P. Kasten and Jane Fontaine, Successor Trustees Under Trust Agreement Dated June 26, 1965	Condemnation Easement	3/9/2015	Kalamazoo	29	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-008851
METC	Weeds Lake	MI-KA-80.000	Jack and Jane Kuipers	Condemnation Easement	3/9/2015	Kalamazoo	29	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-009423
METC	Weeds Lake	MI-KA-100.000	Kenneth and Margaret Irish	Condemnation Easement	3/9/2015	Kalamazoo	28	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-009424
METC	Weeds Lake	MI-KA-115.000	Wayne and Sally Sohlden, as Trustees of the Wayne C. and Sally J. Sohlden Trust Dated December 23, 2005	Condemnation Easement	2/17/2015	Kalamazoo	28	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-008852
METC	Weeds Lake	MI-KA-130.000	Douglas Maxwell, as Trustee of the Douglas E. Maxwell 2000 Trust and Micki Maxwell, as Trustee of the Micki A. Maxwell 2000 Trust	Condemnation Easement	3/9/2015	Kalamazoo	28 & 33	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-009425
METC	Weeds Lake	MI-KA-170.000	Jack Kuipers, as Trustee of the Bruce H. Kuipers Revocable Trust Dated December 12, 2002	Condemnation Easement	3/9/2015	Kalamazoo	33	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-009426
METC	Weeds Lake	MI-KA-170.310	Jack Kuipers, as Trustee of the Bruce H. Kuipers Revocable Trust Dated December 12, 2002	Condemnation Easement	3/9/2015	Kalamazoo	33	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-008848
METC	Weeds Lake	MI-KA-180.000	Charter Township of Oshtemo	Condemnation Easement	3/9/2015	Kalamazoo	33	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-008849
METC	Weeds Lake	MI-KA-220.500	AT&T Corp.	Voluntary Easement	12/17/2014	Kalamazoo	24	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-000707
METC	Weeds Lake	MI-KA-240.500	George Demetrakopoulos	Condemnation Easement	3/9/2015	Kalamazoo	34	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-009427
METC	Weeds Lake	MI-KA-250.500	George Demetrakopoulos	Condemnation Easement	3/9/2015	Kalamazoo	34	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-009427
METC	Weeds Lake	MI-KA-270.500	Kelly Hicks and Thomas Eller	Condemnation Easement	3/9/2015	Kalamazoo	25	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-009428
METC	Weeds Lake	MI-KA-290.500	Henrietta Squires, as Trustee of the Henrietta Squires Trust dated April 15, 2010	Condemnation Easement	3/9/2015	Kalamazoo	35	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-009429
METC	Weeds Lake	MI-KA-300.500	4110 South 9th Street LLC	Condemnation Easement	3/9/2015	Kalamazoo	35	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-008850
METC	Weeds Lake	MI-KA-325.500	Thomas and Carole DeBoer	Voluntary Easement	3/13/2015	Kalamazoo	35	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-008836
METC	Weeds Lake	MI-KA-335.500	Mophie, LLC	Condemnation Easement	5/27/2015	Kalamazoo	35	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-022249
METC	Weeds Lake	MI-KA-340.320	JMK Holdings, LLC	Condemnation Easement	3/9/2015	Kalamazoo	35	T2S	R12W	MI	Two 138kV double-circuit transmission lines	2015-009430

ACQUIRED since last report
METC	Morocco	14-130-008-00	Michael & Mary Strahan	Voluntary Easement	7/10/2015	Monroe	30	T7S	R6E	MI	Transmission lines to substation	2015R05547
METC	Morocco	14-130-012-10	Samuel & Gwenda Walter	Voluntary Easement	7/10/2015	Monroe	30	T7S	R6E	MI	Transmission lines to substation	2015R05641

MI-KA-40.000

LEGAL DESCRIPTION (SUBJECT PARCEL) (PER LIBER 2068, PG 1201)

That part of the Southwest 1/4 of Section 29, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan described as: Commencing at the Southwest corner of said Section 29; thence NOO°09’14”W along the West line of said Section 29 1003.60 feet to the North line of the South 30 acres of the West 1/2 of said Southwest 1/4 and the POINT OF BEGINNING of this description; thence NOO°09’14”W along said West line 1625.92 feet to the West 1/4 corner of said Section 29; thence N89°25’13”E along the North line of said Southwest 1/4 1305.01 feet to the East line of the West 1/2 of said Southwest 1/4: thence SOO°04’37”E along said East line 1626.76 feet to the North line of said South 30 acres; thence S89°27’22”W along said North line 1302.83 feet to the point of beginning. This parcel contains 48.69 acres.

PERMANENT EASEMENT MI-KA-40.000:

That portion being described as follows:

BEGINNING at the West 1/4 corner of Section 29, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence S89°38’28”E 872.60 feet along the East-West 1/4 line of said Section 29; thence S00°52’30”W 220.02 feet; thence N89°38’28”W 872.18 feet to a point on the West line of said Section 29; thence N00°45’57”E 220.02 feet along said West line to the Point of Beginning.

MI-KA-040.200

LEGAL DESCRIPTION (SUBJECT PARCEL) (PER LIBER 2068, PG 1201):

That part of the Southwest 1/4 of Section 29, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan described as: Commencing at the Southwest corner of said Section 29; thence NOO°09’14”W along the West line of said Section 29 1003.60 feet to the North line of the South 30 acres of the West 1/2 of said Southwest 1/4 and the POINT OF BEGINNING of this description; thence NOO°09’14”W along said West line 1625.92 feet to the West 1/4 corner of said Section 29; thence N89°25’13”E along the North line of said Southwest 1/4 1305.01 feet to the East line of the West 1/2 of said Southwest 1/4: thence SOO°04’37”E along said East line 1626.76 feet to the North line of said South 30 acres; thence S89°27’22”W along said North line 1302.83 feet to the point of beginning. This parcel contains 48.69 acres.

PERMANENT EASEMENT  MI-KA-040.200:

That portion of a 220 foot wide easement being described as follows:

Commencing at the North 1/4 corner of Section 29, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence S00°52’44”W 1326.75 feet along the North-South 1/4 line of said Section 29 to the POINT OF BEGINNING; thence continuing along said North-South 1/4 line S00°52’44”W 1161.74 feet; thence N53°40’38”W 131.93 feet; thence N00°20’46”E 863.79 feet; thence N89°50’20”W 1622.32 feet; thence S00°52’30”W 1100.72 feet; thence N89°38’28”W 220.01 feet; thence N00°52’30”E 1320.00 feet; thence S89°50’20”E 1957.88 feet to the Point of Beginning.

MI-KA-060.000

LEGAL DESCRIPTION (SUBJECT PARCEL) (PER DOC. NO. 2009-016280)

That part of the Southeast 1/4 of Section 29, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan described as: Commencing at the East 1/4 corner of said Section 29; thence South 89 degrees 33’21” West clan the North line of said Southeast 1/4 1919.27 feet (shown as South 89 degrees 36’13’ West along the North line of said Southeast 1/4 1918.60) to the East line of the East line of the West 42 rods of said Southeast 1/4 and the POINT OF BEGINNING of this description: thence South 00 degrees 00’02” West along said East line 2628.00 feet (shown as South 00 degrees 00 03” West along said East line 2627.42 feet in survey last dated November 30, 2007 by Chettleburg & Associates); to the South line of said Southeast 1/4; thence South 89 degrees 17’25” West along said South line 8.56 feet; thence North 00 degrees 02’03” West 800.00 feet; thence South 89 degrees 17’25” West 200.00 feet; thence South 00 degrees 02’03” West 800.00 feet to said South line; thence South 89 degrees 17’25” West along said South line 329.34 feet to a point that is North 89 degrees 17 25” East 155.10 feet from the South 1/4 corner of said Section 29; thence North 00 degrees 02’03” East 941.00 feet to the North line of the South 941 feet of said Southeast 1/4; thence South 89 degrees 17’25” West along said North line 155.66 feet to the West line of said Southeast 1/4; thence North 00 degrees 00’00” East along said West line 1690.21 feet to the Central 1/4 corner of said Section 29; thence North 89 degrees 33’21” East (shown as North 89 degrees 36’13” in survey last dated November 30, 2007 by Chettleburg Associates) along the North line of said Southeast 1/4 693.00 feet to the point of beginning, subject to any portion taken, used or deeded for highway purposes.

Also described by survey dated 2-2-2009, prepared by Ingersoll, Watson and McMachen, Job No. 35615

A parcel of land situated in the Southeast quarter of Section 29, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan being more particularly described as follows: Commencing at the South quarter corner of Section 29, Town 2 South, Range 12 West; thence North 00 degrees 02’52” West 941.01 feet along the West line of the Southeast quarter of said Section to the Place of Beginning; thence North 89 degrees 14’34” East 155.66 feet parallel with the South line of said Southeast quarter; thence South 00 degrees 00’49” East 941.02 feet to said South line at a point North 89 degrees 14’34” East 155.10 feet from said South quarter corner; thence North 89 degrees 14’34” East 329.34 feet along said South line; thence North 00 degrees 02’08” West 800 feet; thence North 89 degrees 14’34” East 199.93 feet parallel with said South line to the East line of the West 42 acres of the West half of said Southeast quarter according to the Government survey thereof; thence North 00 degrees 00’58” West 1827.46 feet along said East line to the North line if said Southeast quarter; thence South 89 degrees 33’21” West 685.52 feet along said North line to said West line; thence 00 degrees 02’52” East 1690.17 feet along said West line to the place of beginning. The Southerly 33.0 feet being subject to highway easement for “M” Avenue.

PERMANENT EASEMENT     MI-KA-60.000:

That part being described as follows:

Commencing at the South 1/4 corner of Section 29, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence N00°55’40”E 2631.19 feet along the North-South 1/4 line of said Section 29; thence S89°28’07”E 229.66 feet along the East-West 1/4 line of said Section 29 to the POINT OF BEGINNING; thence continuing along said East-West 1/4 line, S89°28’07”E 376.17 feet; thence S53°40’28”E 97.71 feet; thence S00°57’34”W 269.80 feet; thence N53°40’28”W 558.99 feet to the Point of Beginning.

MI-KA-060.205

LEGAL DESCRIPTION (SUBJECT PARCEL)

(PER KALAMAZOO COUNTY TAX ASSESSOR)

Easterly 66 feet of the West 396 feet of the West 1/2 of the Northeast quarter of Section 29, Town 2 South, Range 12 West.

PERMANENT EASEMENT   MI-KA-060.205:

That portion of a 220 foot wide easement being described as follows:

Commencing at the North 1/4 corner of Section 29, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence S89°21’58”E 330.00 feet along the North line of said Section 29; thence S00°52’44”W 2454.76 feet to the POINT OF BEGINNING; thence S53°40’28”E 81.01 feet; thence S00°52’44”W 150.77 feet to a point on the East-West 1/4 line of said Section 29; thence N89°28’11”W 66.00 feet along said East-West 1/4 line; thence N00°52’44”E 198.15 feet to the Point of Beginning.

MI-KA-080.000

LEGAL DESCRIPTION (SUBJECT PARCEL) (PER L. 1646, PG. 768)

The Northeast 1/4 of the Southeast 1/4 of Section 29, Town 2 South, Range 12 West, EXCEPT the following parcels:

(1)         The North 10 Rods.

(2)         Commencing at the East 1/4 post of said Section 29, Town 2 South, Range 12 West; thence South 00 degrees, 11’ 02” East along the East line of said Section 29, 163.64 feet to the point of beginning; thence continuing South 00 degrees, 11’ 02” East 654.57 feet; thence South 89 degrees, 02’ 40” West, 1305.89 feet; thence North 0 degrees 15’ 13” West, 655.02 feet; thence North 89 degrees 03’ 51” East, 1306.60 feet to the point of beginning.

PERMANENT EASEMENT   MI-KA-080.000:

That portion of a proposed 220 foot wide easement being described as follows:

Commencing at the East 1/4 corner of Section 29, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence S01°03’20”W 830.05 feet along the East line of said Section 29 to the POINT OF BEGINNING; thence continuing S01°03’20”W 220.91 feet along said East line; thence N83°46’03”W 1067.12 feet; thence N53°40’28”W 207.60 feet; S89°42’58”E 1118.56 feet; thence S83°46’03”E 114.26 feet to the Point of Beginning.

MI-KA-100.000

LEGAL DESCRIPTION (SUBJECT PARCEL) (PER DOCUMENT NO. 2005-050325)

The North half of the South half of the Northwest quarter of the Southwest quarter of Section 28, Town 2 South, Range 12 West.

PERMANENT EASEMENT MI-KA-100.000:

That part of a proposed 220 foot wide easement being described as follows:

Commencing at the West 1/4 corner of Section 28, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence S01°03’20”W 830.06 feet along the West line of said Section 30 and the centerline of S. 4th Street (66.00 feet wide) to the POINT OF BEGINNING; thence S83°46’01”E 948.56 feet; thence S59°02’38”E 108.39 feet to a point on the South line of the North 1/2 of the South 1/2 of the Northwest 1/4 of the Southwest 1/4; thence N89°35’19”W 1038.72 feet along said South line to a point on said West line of Section 28 and said centerline of 4th Street; thence N01°03’20”E 151.31 feet along said West line and centerline to the Point of Beginning.

MI-KA-115.000

LEGAL DESCRIPTION (SUBJECT PARCEL) (PER DOCUMENT NO. 2006-005438)

Commencing at the Southwest corner of Section 28, Town 2 South Range 12 West; thence North 0 degrees 00 minutes 51 seconds West 995.31 feet along the West line of said section for the place of beginning; thence continuing North 0 degrees 00 minutes 51 seconds West 314.30 feet along the West line of said section to the North line of the Southwest quarter, Southwest quarter said section; thence North 89 degrees 28 minutes 90 seconds East 1314.11 feet thereon to the East line of the Southwest quarter, Southwest quarter said Section; thence South 0 degrees 00 minutes 00 seconds West 324.05 feet thereon; thence South 89 degrees 53 minutes 40 seconds West parallel with South Section line 1314.14 feet to the place of beginning.

PERMANENT EASEMENT MI-KA-115.000:

That portion of a proposed 220 foot wide easement being described as follows:

Commencing at the Southwest corner of Section 28, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence N01°03’20”E 1308.49 feet along the West line of said Section 28 to a point in the North line of the Southwest 1/4 of the Southwest 1/4 of said Section 28; thence S89°28’46”E 1167.54 feet along said North line to the POINT OF BEGINNING; thence continuing along said North line, S89°28’46”E 146.38 feet to a point on the East line of the Southwest 1/4 of the Southwest 1/4 of said Section 28; thence S01°01’18”W 85.58 feet along said East line; thence N59°02’25”W 168.91 feet to the Point of Beginning.

MI-KA-130.000

LEGAL DESCRIPTION (SUBJECT PARCEL) (PER DOCUMENT NO. 2000-029143)

A parcel of land located in the South one—half of Section 28 and the North one—half of Section 33, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan, and more particularly described as follows: Beginning on the East line of said Section 28 at the Northeast corner of the South 1/2 of the Southeast 1/4 of the Southeast 1/4 of said Section 28, said Place of Beginning lying North 00 degrees 50 minutes 44 seconds West, 661.84 feet (measured North 00 degrees 49 minutes 56 seconds West, 661.93 feet) from the Southeast corner of said Section 28, also being the Northeast corner of said Section 33; thence South 00 degrees 50 minutes 44 seconds East, 330.92 feet (measured South 00 degrees 49 minutes 56 seconds East, 331.01 feet) along said East line to the Southeast corner of the North 1/2 of said South 1/2 of the Southeast 1/4 of the Southeast 1/4; thence South 87 degrees 54 minutes 04 seconds West, 1311.49 feet (measured South 87 degrees 54 minutes 04 seconds West, 1311.56 feet) along the South line of said North 1/2 of the South 1/2 of the Southeast 1/4 of the Southeast 1/4 to the Southwest corner of said North 1/2 of said South 1/2 of the Southeast 1/4 of the Southeast 1/4; thence South 00 degrees 53 minutes 47 seconds East, 331.58 feet (measured South 00 degrees 53 minutes 08 seconds East, 331.59 feet) along the East line to the West 1/2 of said Southeast 1/4 of Section 28 to the Southeast corner of said West 1/2 of the Southeast 1/4 of Section 28; thence South 87 degrees 52 minutes 19 seconds West, 1311.08 feet (measured South 87 degrees 52 minutes 59 seconds West, 1311.07 feet) along the South line of said Section 28 and the North line of said Section 33 to the South 1/4 post of said Section 28, also being the North 1/4 post of said Section 33; thence South 88 degrees 58 minutes 08 seconds West, 818.99 feet along said South line of Section 28 and North line of Section 33, and, also the Northerly line of Stratford Hills, a condominium, according to the Master Deed dated July 3, 1997, and recorded July 7, 1997, in Liber 1942, on page 297 thru 335, and the First Amendment to the Master Deed recorded August 8, 1997, in Liber 1950, page 348, inclusive and the Second Amendment to the recorded March 31, 1999, in Document 1999-014447, pages 1 to 8 inclusive and designated as Kalamazoo County Condominium Plan No. 94, together with rights in general common elements and limited common element as set forth in above Master Deed and described in Act 59 of Public Acts of 1978, and amendments thereto; thence South 50 degrees 19 minutes 41 Seconds West, 1186.89 feet along a Northwesterly line of said Stratford Hills; thence South 01 degrees 01 minutes 39 seconds East, 1011.60 feet along a Westerly line of said Stratford Hills; thence South 88 degrees 58 minutes 21 seconds West, 883.00 feet along Northerly line of said Stratford Hills to the West line of said Section 33; thence North 01 degrees 01 minutes 39 seconds West, 50.00 feet (measured 50.59 feet) along said West line; thence North 88 degrees 58 minutes 21 seconds East, 833.00 feet (measured North 89 degrees 01 minutes 24 seconds East, 833.31 feet); thence North 01 degrees 01 minutes 39 seconds West, 1049.65 feet (measured North 01 degrees 01 minutes 53 seconds West, 1049.53 feet) to the Southerly line of the Amtrak railroad Right—of—Way (formerly N.Y.C. Railroad); thence North 50 degrees 19 minutes 41 seconds East, 3982.23 feet (measured North 50 degrees 20 minutes 57 seconds East, 3981.51 feet) along said Southerly line of Amtrak to a point on said East line of the West 1/2 of the Southeast 1/4 of Section 28; thence South 00 degrees 53 minutes 47seconds East,

1144.26 feet (measured South 00 degrees 54 minutes 03 seconds East, 1143.93 feet) along said East line to the Northwest corner of the South 1/2 of the Southeast 1/4 of the Southeast 1/4; thence North 87 degrees 55 minutes 49 seconds East, 1311.77 feet (measured North 87 degrees 55 minutes 18 seconds East, 1311.69 feet) along the North line of said South 1/2 of the Southeast 1/4 of the Southeast 1/4 to the Place of Beginning, ALSO, subject to and together with an easement right—of—way for ingress and egress to be used in common with others over a strip of land 66 feet wide lying 33 feet either side of the following described centerline: Beginning on the East line of said Section 28 at said Southeast corner of the North 1/2 of the South 1/2 of the Southeast 1/4 of the Southeast 1/4 of Section 28, said Place of Beginning lying North 00 degrees 50 minutes 44 seconds West, 330.92 feet from the Southeast corner of said Section 28; thence South 87 degrees 54 minutes 04 seconds West, 1311.49 feet (measured South 87 degrees 54 minutes 04 seconds West, 1311.56 feet) along said South line of the North 1/2 of the South 1/2 of the Southeast 1/4 of the Southeast 1/4 of Section 28 to the Southwest corner of said North 1/2 of said South 1/2 of the Southeast 1/4 of the Southeast 1/4 of Section 28 and the Place of Ending.

PERMANENT EASEMENT   MI-KA-130.000:

That portion of a proposed 220 foot wide easement being described as follows:

Commencing at the Southeast corner of Section 28, also being the Northeast corner of Section 33, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence S89°52’18”W 1358.21 feet along the South line of said Section 28 and the North line of said Section 33 to the POINT OF BEGINNING; thence continuing along said South line and said North line, S89°52’18”W 406.36 feet; thence N60°32’08”W 1203.99 feet; thence N59°02’25”W 17.97 feet to a point on the Southerly Right-of-Way line of Amtrak Railroad (150’ wide); thence N52°19’53”E 238.26 feet along said Southerly Right-of-Way line; thence S60°32’08”E 1471.48 feet; thence S00°44’48”E 22.36 feet to the Point of Beginning.

MI-KA-170.000

LEGAL DESCRIPTION (SUBJECT PARCEL) (PER DOCUMENT NO. 2011-031015)

Lot 21 of Block 3 of the Plat of Erie & Gibbs, according to the plat thereof as recorded in Liber 8 of Plats, Page 29, Kalamazoo County, Except the East 17 feet thereof.

PERMANENT EASEMENT    MI-KA-170.000:

That portion of a proposed 220 foot wide easement being described as follows:

Commencing at the East 1/4 corner Section 33, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence N00°56’14”E 1151.15 feet along the East Section line of said Section 33 and the centerline of 6th Street; thence S89°34’39”W 50.01 feet along the South line of Lot 21 of the Plat of Frie & Gibbs, Liber 8 of Plats, page 29, Kalamazoo County Records, to the POINT OF BEGINNING; thence continuing S89°34’39”W along said South line of Lot 21 828.81 feet; thence N83°12’42”W 419.24 feet to a point on the West line of said Lot 21; thence N01°42’10”E 112.34 feet along said West line of Lot 21; thence N89°34’28”E 861.02 feet along the North line of said Lot 21; thence S83°12’42”E 385.37 feet to a point on the West Right-of-Way line of said 6th Street; thence S00°56’14”W 116.59 feet along said Right-of-Way line to the Point of Beginning.

MI-KA-170.310

LEGAL DESCRIPTION (SUBJECT PARCEL) (PER DOCUMENT NO. 2011-031017)

Property situated in Township of Oshtemo, County of Kalamazoo, State of Michigan, described as follows:

Lots 5 through 7 of Block 3; the West 30 feet of Lot 4 of Block 3, except the North 290 feet of the West 30 feet of Lot 4 of Block 3, all of the Plat of Frie & Gibbs, according to the plat thereof as recorded in Liber 8 of Plats, Page 29, Kalamazoo County Records.

PERMANENT EASEMENT MI-KA-170.310:

That portion of a proposed 220 foot wide easement being described as follows:

Commencing at the East 1/4 corner Section 33, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence N00°56’14”E 1151.15 feet along the East line of said Section 33 and the center line of 6 Street; thence S89°34’39”W 647.72 feet to the Northeast corner of Lot 5, Frie & Gibbs, as recorded in Liber 8 of plats, page 29, Kalamazoo County Records, said point being the POINT OF BEGINNING; thence S01°26’13”W 29.13 feet along the East line of said Lot 5; thence N83°12’42”W 232.00 feet; thence N89°34’39”E 231.11 feet along the North line of said Lots 5 and 6 to the Point of Beginning.

MI-KA-180.000

LEGAL DESCRIPTION (SUBJECT PARCEL) (PER LIBER 2050, PG. 1291)

The North 290.00 feet of Lots 1, 2, 3 and 4 of Block 3 of the Plat of Frie & Gibbs, according to the plat thereof as recorded in Liber 8 of Plats, Page 29, Kalamazoo County Records except the East 17.00 feet of Lot 1. Also being described as: Commencing at the East 1/4 corner of Section 33, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence North 01 degrees 03 minutes 18 seconds West along the East line of Section 33, 1,151.14 feet; thence South 87 degrees 35 minutes 59 seconds West 33.01 feet to the Northeast corner of Lot 1 Block 3 of the Plat of Erie and Gibbs as recorded in Liber 8 of Plats, Page 29, Kalamazoo County Records; thence continuing South 87 degrees 35 minutes 59 seconds West along the North line of Lot 1 of said plat 17.00 feet for the place of beginning of the land hereinafter described: thence continuing South 87 degrees 35 minutes 59 seconds West along the North line of Lots 1, 2, 3 and 4 of said Plat, 597.70 feet to the Northwest corner of said Lot 4; thence South 00 degrees 33 minutes 19 seconds East along the West line of said Lot 4 290.07 feet; thence North 87 degrees 35 minutes 59 seconds East 600.23 feet; thence North 01 degrees 03 minutes 18 seconds West 290.00 feet to the place of beginning.

PERMANENT EASEMENT   MI-KA-180.000:

That portion of a proposed 220 foot wide easement being described as follows:

Commencing at the East 1/4 corner Section 33, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence N00°56’14”E 1151.15 feet along the East Section line of said Section 33 and the centerline of 6th Street; thence S89°34’39”W 50.01 feet to the POINT OF BEGINNING; thence S00°56’14”W 104.57 feet along the West Right-of-Way line of 6th Street; thence N83°12’42”W 600.92 feet to a point on the West line of Lot 4 of the Plat of Frie & Gibbs, Liber 8 of Plats, page 29, Kalamazoo County Records; thence N01°26’13”E 29.13 feet along said West line of Lot 4; thence N89°34’39”E 597.70 feet along the North line of Lots 1, 2, 3 and 4 of said Frie and Gibbs to the Point of Beginning.

MI-KA-220.500

LEGAL DESCRIPTION (SUBJECT PARCEL)

A strip of land 150 feet in width being 75 feet on each side of the center line as originally staked out across the Southeast 1/4 of Section 34, T2S, R12W, Oshtemo Township, Kalamazoo County, Michigan, as described in Liber 236, Page 502, Kalamazoo County Records.

PERMANENT EASEMENT   MI-KA-220.500:

That part of a permanent 220 foot wide easement being described as follows:

Commencing at the East 1/4 corner of Section 34, T2S, R12W, Oshtemo Township, Kalamazoo County, Michigan; thence S00°59’03”W 134.81 feet along the East line of said Section 34 to the South line of a 150.00 foot wide AT&T easement as recorded in Liber 236, page 502 Kalamazoo County Records; thence 497.63 feet along the arc of a 7623.42 foot radius, circular curve to the right, having a chord bearing and distance of S66°05’17”W 497.54 feet to the POINT OF BEGINNING; thence continuing along said South line 669.25 feet along the arc of a 7623.42 foot radius, circular curve to the right, having a chord bearing and distance of S70°28’23”W 669.03 feet; thence S89°40’20”W 463.95 feet; thence N84°48’04”W 78.39 feet; thence N74°50’40”E 275.04 feet; thence 493.91 feet along the arc of a 7473.42 foot radius, circular curve to the left, having a chord bearing and distance of N72°57’04”E 493.82 feet; thence N89°40’20”E 434.99 feet to the Point of Beginning.

MI-KA-240.500

LEGAL DESCRIPTION (SUBJECT PARCEL) (Per Liber 1576, Page 0063)

All that part of the East half of the Southeast quarter of Section thirty—four (34), Town two (2) South, Range twelve (12) West lying South of the Michigan Central Railroad, now the right—of—way of the American Telephone and Telegraph Company, except the East seven hundred (700) feet and except the West three hundred fifty (350) feet thereof, and except the South two hundred ninety (290) feet thereof, consisting of 12 acres more or less.

PERMANENT EASEMENT   MI-KA-240.500:

That portion of a proposed 220 foot wide easement being described as follows:

Commencing at the Southeast corner of Section 34, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence N89°35’21”W 700.00 feet along the South line of said Section 34 and the centerline of West N Avenue; thence N00°59’04”E 2066.20 feet to the POINT OF BEGINNING; thence S89°40’20”W 264.17 feet; thence N00°58’57”E 35.37 feet to a point on the South line of AT&T Right-of-Way (150 feet wide); thence along said South Right-of-Way line, 280.99 feet along a 7623.42 foot radius non-tangential circular curve to the left, having a chord which bears N71°01’48”E 280.97 feet; thence S00°59’04”W 125.21 feet to the Point of Beginning.

MI-KA-250.500

LEGAL DESCRIPTION (SUBJECT PARCEL) (Per Liber 1027, Pages 1232 & 1233)

The West 200 feet of the East 400 feet of the Southeast quarter of Section 34, lawn 2 South, Range 12 West, lying South of the right—of—way of the Michigan Central Railroad (now right—of—way of the American Telephone and Telegraph Company) except that part described as: a parcel of land in the Southeast quarter of Section 34, Town 2 South, Range 12 West Oshtemo Township, Kalamazoo County, Michigan, being more particularly described as follows: Commencing at the Southeast corner of Section 34, Town 2 South, Range 12 West; thence West 200.00 feet along the South line of said Section to the Place of Beginning; thence continuing West 120.00 feet along said Section South line; thence NO°38’36”E 33.00 feet parallel with the East line of said Section; thence N3°41’00”E 113.00 feet; l hence N22°30’54”E 71.27 feet; thence 585°01’30”E 87.68 feet; thence SO°38’36”W 204.06 feet to the Place of Beginning. The South 33.00 feet being subject to highway easements.

The West 300 feet of the East 700 feet of the Southeast quarter of Section 34, Town 2 South, Range 12 West, lying South of the right—of—way of the Michigan Central Railroad (now right—of—way of the American Telephone and Telegraph Company) except the Southerly 290 feet thereof.

PERMANENT EASEMENT    MI-KA-250.500:

That portion of a proposed 220 foot wide easement being described as follows:

Commencing at the Southeast corner of Section 34, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence N89°35’21”W 320.00 feet along the South line of said Section 34 and the centerline of West N Avenue; thence N00°59’03”E 33.00 feet; thence N04°01’54”E 113.00 feet; thence N22°52’36”E 121.19 feet; thence S86°30’20”E 68.87 feet; thence N00°59’03”E 1818.58 feet to the POINT OF BEGINNING; thence S89°40’20”W 500.10 feet; thence N00°59’04”E 125.21 feet to a point on the South line of AT&T Right-of-Way (150 feet wide); thence along said South Right-of-Way, 268.23 feet along a 7623.42 foot radius non-tangential circular curve to the left, having a chord which bears N68°57’58”E 268.22 feet; thence N89°40’20”E 251.38 feet; thence S00°59’03”W 220.07 feet to the Point of Beginning.

MI-KA-270.500

LEGAL DESCRIPTION (SUBJECT PARCEL) (PER DOCUMENT NO. 2003-063642)

Land in Township of Oshtemo, Kalamazoo County, Michigan, described as follows:

A parcel of land located in Section 35, more particularly described as follows: Commencing at the Southwest corner of Section 35, Town 2 South, Range 12 West; thence North 00°18’25” East along the West line of the recorded plat of “TWELVE OAKS NO. 1”, Liber 30 of Plats, page(s) 15 of Kalamazoo County Records and along the West line of said Section 35, 1537.73 feet for a Place of Beginning of the land hereinafter described; thence South 60°56’23” East 388.59 feet; thence along a curve to the right, 21.15 feet with a central angle and radius of 02°47’53”, 433,00 feet and a chord bearing and length of North 18°36’04” East, 21.14 feet; thence North 20°00’00”E, 72.65 feet, thence along a curve to the right, 166.53 feet with a central angle and radius of 127°12’56” 75.00 feet and a chord bearing and length of North 19°42’42” East, 134.37 feet; thence North 18°42’11” East, 775.53 feet; thence South 89°56’40” West, 661.19 feet to the West line of said Section 35; thence South 00°18’25” West thereon, 760.00 feet to the place of beginning.

PERMANENT EASEMENT    MI-KA-270.500:

That portion of a proposed 220 foot wide easement being described as follows:

Commencing at the Southwest corner Section 35, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence N00°59’03”E 2075.23 feet along the West line of said Section 35 and the West line of the recorded plat “TWELVE OAKS NO.1”, Liber 30 of Plats, page 15 of the Kalamazoo County Records to the POINT OF BEGINNING; thence continuing along said West line(s), N00°59’03”E 220.00 feet; thence N89°40’20”E 17.53 feet; thence S89°26’27”E 643.19 feet; thence S19°22’49”W 232.44 feet; thence N89°26’27”W 566.50 feet; S89°40’20”W 20.86 feet to the Point of Beginning.

MI-KA-290.500

LEGAL DESCRIPTION (SUBJECT PARCEL) (PER LIBER 2004-037379)

The following described premises situated in the Township of Oshtemo, Kalamazoo County, Michigan to wit:

A parcel of land located in Section 35, being more particularly described as follows: Commencing at the Southwest corner of Section 35, Town 2 South, Range 12 West; thence North 000 8’25” East along the West line of the recorded plat of “TWELVE OAKS NO. 1”, Liber 30 of Plats, page 15 of Kalamazoo County Records, and along the West line of said Section 35, 2297.73 feet; thence North 89 degrees 56’ 40” East 1316.9 feet; to the East line of the West 1/2 of the Southwest 1/4 of said Section 35; thence South 000 9’27” West thereon, 300,00 feet for the Place of Beginning of the land hereinafter described; thence South 56°06’30” West 1025.71 feet; thence along a curve to the right, 36.37 feet with a central angle and radius of 27°47’16”, 75.00 and a chord bearing and length of South 70°00’08” West, 36.02 feet; thence South 20°00’00” West, 72.65 feet; thence along a curve to the left, 9801 feet with a central angle and radius of 15°8’59”, 367.00 feet and a chord bearing and length of South 12°20’30” West, 97.82 feet; thence South 81 °53’42” East, 935.41 feet to the East line of the West 1/2 of the Southwest 1/4 of said Section 35; thence North 000 9’27” East thereon, 880.00 feet; to the Place of Beginning.

PERMANENT EASEMENT   MI-KA-290.500:

That portion of a proposed 220 foot wide easement being described as follows:

Commencing at the Southwest corner Section 35, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence N00°59’03”E 2298.21 feet along the West line of said Section 35 and the West line of the recorded plat “TWELVE OAKS NO.1”, Liber 30 of Plats, page 15 of the Kalamazoo County Records; thence S89°25’19”E 1315.95 feet to a point on the East line of the West 1/2 of the Southwest 1/4 of said Section 35; thence S00°59’55”W 301.63 feet along said East line to the POINT OF BEGINNING; thence continuing S00°59’55”W along said East line, 304.53 feet; thence N33°22’07”W 251.83 feet; thence N56°47’08”E 171.90 feet to the Point of Beginning.

MI-KA-300.500

LEGAL DESCRIPTION (SUBJECT PARCEL) (PER DOCUMENT NO. 2007-044078)

The land referred to in this Commitment, situated in the County of Kalamazoo, Township of Oshtemo, State of Michigan, is described as follows:

The North 7 1/2 acres of the South 15 acres of the Northeast 1/4 of the Southwest 1/4, except the East 50.00 feet, more particularly described as: Commencing at the South 1/4 post of Section 35, Town 2 South, Range 12 West; thence North 0 degrees 20 minutes 23 seconds East along the North and South 1/4 line of said Section 1564.56 feet, thence South 89 degrees 58 minutes 12 seconds West 50 feet for the place of beginning of the land hereinafter described; thence South 89 degrees 58 minutes 12 seconds West 1266.00 feet to the West line of the East 1/2 of the Southwest 1/4 of said Section; thence North 0 degrees 19 minutes 27 seconds East thereon 248.26 feet; thence North 89 degrees 58 minutes 12 seconds East 1266.07 feet; thence South 0 degrees 02 minutes 23 seconds West thereon 248.26 feet to the place of beginning.

PERMANENT EASEMENT    MI-KA-300.500:

That portion of a proposed 220 foot wide easement being described as follows:

Commencing at the South 1/4 corner of Section 35, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence N01°00’46”E 1564.36 feet along the North-South 1/4 line of said Section 35 and the centerline of 9th Street (50 feet wide, half width); thence N88°59’14”W 50.00 feet to a point on the West Right-of-Way line of said 9th Street; thence N89°21’54”W 911.54 feet to the POINT OF BEGINNING; thence continuing N89°21’54”W 265.40 feet; thence N33°22’07”W 157.35 feet to a point on the West line of the Northeast 1/4 of the Southwest 1/4 of said Section 35; thence N00°59’55”E 117.86 feet along said West line; thence S89°21’54”E 185.14 feet; thence S33°22’07”E 299.51 feet to the Point of Beginning.

MI-KA-325.500

LEGAL DESCRIPTION (SUBJECT PARCEL) (PER DOCUMENT NO. 2006-049858)

Commencing at the South 1/4 quarter post of Section 35, Town 2 South, Range 12 West, thence North 0°19’40” East along the 1/4 line, 1562.23 feet to the POINT OF BEGINNING; thence South 89°40’20” East and at right angle to said 1/4 line 165.00 feet; thence North 0°19’40” East parallel to said 1/4 line 132.00 feet; thence South 89°40’20” East 1152.82 feet to the point on the North and South 1/8th line of the Southwest 1/4 of said Section 35; thence South 0°18’45” West along said 1/8th line 369.84 feet to the Southeast corner of the Northwest 1/4 of the Southeast 1/4 if said Section 35; thence South 89°58’30” West along the South line of said Northwest 1/4 of the Southeast 1/4 1317.93 feet to a point on the North and South 1/4 line of said Section 35; thence North 0°19’40” East along said North and South 1/4 line 245.83 feet to the point of beginning.

PERMANENT EASEMENT    MI-KA-325.500:

That portion of a permanent 220 foot wide easement being described as follows:

Commencing at the South 1/4 corner of Section 35, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence N01°00’46”E 1316.39 feet along the North-South 1/4 line of said Section 35 and the centerline of 9th Street (50.00 foot half width); thence S89°20’38”E 50.00 feet to a point on the East Right-of-Way line of said 9th Avenue and the POINT OF BEGINNING; thence N01°00’46”E 106.19 feet along said East Right-of-Way line; thence N87°00’26”E 1259.87 feet; thence N89°32’52”E 11.01 feet to a point on the North-South 1/8th line of said Section 35; thence S00°59’41”W 186.58 feet along said North-South 1/8th line to the Southeast corner of the Northwest 1/4 of the Southeast 1/4 of said Section 35; thence N89°20’38”W 1267.88 feet along the South line of said Northwest 1/4 of the Southeast 1/4 to the Point of Beginning.

MI-KA-335.500

LEGAL DESCRIPTION (SUBJECT PARCEL) (PER DOCUMENT NO. 2013007023):

Land situated in the Township of Oshtemo, County of Kalamazoo, State of MI described as follows:

Unit Nos. 3 and 4 ,Oshtemo Business Park, a Condominium according to the Master Deed recorded in Document No.2002-035031, inclusive and amendments there to Kalamazoo County Records, and designated as Kalamazoo County Condominium Subdivision Han No. 147, together with rights in General Common Elements and Limited Common Elements as set forth in the above Master Deed and as described in Act 59 of the Public Acts of 1978, as amended.

PERMANENT EASEMENT    MI-KA-335.500:

That portion of 220 foot wide easement being described as follows:

Commencing at the South 1/4 corner of Section 35, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence N01°00’46”E 1316.39 feet along the North-South 1/4 line of said Section 35 and the centerline of 9th Street (50.00’ half width) to a point on the North line of the South 1/2 of the Southeast 1/4 of said Section 35; thence S89°20’27”E 973.95 feet along said North line to the Northwest corner of UNIT 3 of OSHTEMO BUSINESS PARK as recorded in Document No. 2002-035031, in the Public Records of Kalamazoo County, Michigan and the POINT OF BEGINNING; thence continuing S89°20’27”E 400.00 feet along the North line of said UNIT 3 and UNIT 4 to the Northeast corner of UNIT 4; thence S01°00’29”W 32.35 feet along the East line of said UNIT 4; thence S89°32’52”W 56.65 feet; thence S87°00’26”W 344.20 feet to a point on the West line of said UNIT 3; thence N01°00’29”E 55.37 feet along the West line of said UNIT 3 to the Point of Beginning.

MI-KA-340.320

LEGAL DESCRIPTION (SUBJECT PARCEL) (PER DOCUMENT NO. 2008-039421)

Unit No. 6, Oshtemo Business Park, a Condominium according to the Master Deed recorded in Document No. 2002-035031, Kalamazoo County Records, and designated as Kalamazoo County Condominium Subdivision Han No. 147, and any amendments thereto, together with an undivided interest in the common elements of said condominium as set forth in said Master Deed, and any amendments thereto, last amendment recorded in Instrument No. 2009-025033 and as described in Act 59 of the Public Acts of MI of 1978, as amended.

PERMANENT EASEMENT     MI-KA-340.320:

That portion of a permanent 220 foot wide easement being described as follows:

Commencing at the South 1/4 corner of Section 35, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan; thence N01°00’46”E 1316.39 feet along the North-South 1/4 line of said Section 35 and the centerline of 9th Street (50.00’ half width) to a point on the North line of the South 1/2 of the Southeast 1/4 of said Section 35; thence S89°20’27”E 1664.30 feet along said North line to the Northwest corner of UNIT 6 of OSHTEMO BUSINESS PARK as recorded in Document No. 2002-035031, inclusive and any amendments thereto, in the Public Records of Kalamazoo County, Michigan and the POINT OF BEGINNING; thence continuing S89°20’27”E 268.50 feet along the North line of said UNIT 6 to the Northeast corner of said UNIT 6 and a point on the West line of Industry Drive (66.00 feet wide); thence S00°39’15”W 21.50 feet along the East line of said UNIT 6 and said West line of said Industry Drive; thence S89°32’52”W 268.71 feet to a point on the West line of said UNIT 6; thence N01°00’29”E 26.72 feet along the West line of said UNIT 6 to the Point of Beginning.

STRAHAN PARCEL 14-130-008-00

LEGAL DESCRIPTION SUBJECT PARCEL

The Northwest 1/4 of the Northwest 1/4 and the South half of the Northwest 1/4 of Section 30, Town 7 South, Range 6 East.

PERMANENT EASEMENT DESCRIPTION OF A 220 FOOT WIDE EASEMENT STRIP LOCATED IN THE NORTHWEST 1/4 OF SECTION 30, T7S, R6E, SUMMERFIELD TOWNSHIP, MONROE COUNTY, MICHIGAN:

Commencing at the West 1/4 Corner of Section 30, T7S, R6E, Summerfield Township, Monroe County, Michigan; thence N88°40’32”E 1601.65 feet along the East-West 1/4 line of said Section 30 for a PLACE OF BEGINNING; thence N45°29’40”E 1095.45 feet; thence S72°27’34”E 93.07 feet; thence S35°58’29”E 139.33 feet; thence S45°29’40”W 883.98 feet along the Northwesterly line of Detroit, Toledo & Ironton Railroad (100 feet wide); thence S88°40’32”W 321.49 feet along the East-West 1/4 line of said Section 30 to the Place of Beginning.

WALTER PARCEL 14-130-012-10

LEGAL DESCRIPTION SUBJECT PARCEL:

All that part of the West 1/2 of the Southwest fractional 1/4 of Section 30, Town 7 South, Range 6 East, described as commencing at the West 1/4 corner of said Section 30, and running North 89 degrees 09 minutes 51 seconds East along the East and West 1/4 line of Section 30, 1,445.33 feet; thence South 00 degrees 51 minutes 03 seconds East along the East line of said West 1/2 of the Southwest 1/4 of Section 30, 448.28 feet; thence South 45 degrees 58 minutes 55 seconds West along the Northerly line of the Detroit, Toledo & Ironton Railroad 1,970.58 feet; thence North 01 degrees 06 minutes 04 seconds West along the West line of Section 30, 496.60 feet; thence North 88 degrees 53 minutes 56 seconds, 208.74 feet; thence North 01 degrees 06 minutes 04 seconds West, 333.74 feet; thence South 88 degrees 53 minutes 56 seconds West, 208.74 feet; thence North 01 degrees 06 minutes 04 seconds West along the West line of Section 30, 914.54 feet to the East 1/4 corner of Section 25, Town 7 South, Range 5 East; thence North 01 degrees 20 seconds 49 seconds West along the West line of Section 30, 52.00 feet to the place of beginning.

PERMANENT EASEMENT DESCRIPTION OF A 220 FOOT WIDE EASEMENT STRIP LOCATED IN THE SOUTHWEST 1/4 OF SECTION 30, T7S, R6E,

SUMMERFIELD TOWNSHIP, MONROE COUNTY, MICHIGAN:

BEGINNING at the West 1/4 Corner of Section 30, T7S, R6E, Summerfield Township, Monroe County, Michigan; thence N88°40’32”E 1445.33 feet along the East-West 1/4 line of said Section 30; thence S01°20’22”E 220.00 feet along the East line of the West 1/2 of the Fractional Southwest 1/4 of said Section 30; thence S88°40’32”W 1444.14 feet; thence N01°35’27”W 168.00 feet along the West line of said Section 30 to the East 1/4 corner of Section 25, T7S, R5E, Deerfield Township, Lenawee County, Michigan; thence N01°50’06”W 52.00 feet along the West line of said Section 30 to the Place of Beginning.

Exhibit B

SUBORDINATION TERMS

The unsecured permitted indebtedness evidenced by this instrument is subordinated and subject in right of payment to the prior payment in full of all Senior Debt Obligations (as hereinafter defined) of Michigan Electric Transmission Company, LLC, a limited liability company formed under the laws of the State of Michigan (the “Company”).  Each holder of this instrument, by its acceptance hereof, agrees to and shall be bound by all the provisions hereof.

All capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Eighth Supplemental Indenture, dated as of March 31, 2016 (as in effect on the date hereof, the “Supplemental Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”).

The term “Senior Debt Obligations”, as used herein, shall include all, loans, advances, debts, liabilities and obligations, howsoever arising (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (collectively, as used herein, “Obligations”) of the Company now or hereafter existing in respect of Senior Debt (as defined herein) and any amendments, modifications, deferrals, renewals or extensions of any such Senior Debt, or of any notes or evidences of indebtedness heretofore or hereafter issued in evidence of or in exchange for any such Obligation, whether for principal, interest (including interest payable in respect of any such Obligations subsequent to the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), or any provision of corresponding bankruptcy, insolvency or commercial reorganization legislation of any other jurisdiction, whether or not such interest is an allowed claim enforceable against the debtor, and whether or not the holder of such obligation would be otherwise entitled to receive dividends or payments with respect to any such interest or any such proceeding), premium (including Make-Whole Amount), if any, fees, expenses or otherwise.

The term “Senior Debt”, as used herein, shall mean (i) all Senior Secured Debt and (ii) all unsecured Debt of the Company permitted to be incurred by the Company pursuant to the Mortgage Indenture or the Supplemental Indenture which is not subject to any subordination terms whether or not similar to those set forth in this instrument.

The term “Subordinated Debt”, as used herein, shall mean all Obligations of the Company evidenced by this instrument owing to any Person now or hereafter existing hereunder (whether created directly or acquired by assignment or otherwise), whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any bankruptcy proceeding described in the definition of Senior Debt Obligations, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses or otherwise.

On and after the Closing Date, no payment on account of principal, interest, fees, premium, expenses or otherwise on this Subordinated Debt shall be made by the Company in cash or otherwise unless (a) full payment of all amounts then due and payable on all Senior Debt Obligations has been made, (b) such payment would be permitted by the Indenture and any Senior Debt Document (as defined below) and (c) immediately after giving effect to such payment, there shall not exist any Default or Event of Default.  Any such payment permitted pursuant to this paragraph is hereinafter referred to as a “Permitted Payment”.  For the purposes of these provisions, no Senior Debt Obligations shall be deemed to have

Ex. B-1

been paid in full until the obligee of such Senior Debt Obligations shall have received payment in full in cash.

Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then and in any such event all principal, premium and interest and all other amounts due or to become due upon all Senior Debt Obligations shall first be paid in full before the holders of the Subordinated Debt shall be entitled to retain any assets so paid or distributed in respect of the Subordinated Debt (whether for principal, premium, interest or otherwise), and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Subordinated Debt would be entitled, except as otherwise provided herein, shall be paid pro rata among the holders of Senior Debt Obligations by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Subordinated Debt if received by them.  So long as any Senior Debt Obligations are outstanding, the holder of this instrument shall not commence, or join with any creditor other than the Trustee or the Senior Debt Parties (as hereinafter defined) in commencing, or directly or indirectly causing the Company to commence, or assist the Company in commencing, any proceeding referred to in the preceding sentence.

The holder of this instrument hereby irrevocably authorizes and empowers (without imposing any obligation on) each Person (each such Person a “Senior Debt Party” and collectively, the “Senior Debt Parties”) that has entered into an agreement, instrument, or other document evidencing or relating to any Senior Debt Obligation (each such agreement, instrument or other document, a “Senior Debt Document”) as a lender or creditor and such Senior Debt Party’s representatives, under the circumstances set forth in the immediately preceding paragraph, to demand, sue for, collect and receive every such payment or distribution described therein and give acquittance therefor, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote such Senior Debt Party’s ratable share of the full amount of the Subordinated Debt evidenced by this instrument in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote such Senior Debt Party’s ratable share of the full amount of the Subordinated Debt at creditors’ meetings for the election of trustees, acceptances of plans and otherwise), in the name of the holder of the Subordinated Debt evidenced by this instrument or otherwise, as such Senior Debt Party’s representatives may deem necessary or desirable for the enforcement of the subordination provisions of this instrument.  The holder of this instrument shall execute and deliver to each Senior Debt Party and such holder’s representatives all such further instruments confirming the foregoing authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be reasonably requested by such holder or such holder’s representatives in order to enable such holder to enforce all claims upon or in respect of such holder’s ratable share of the Subordinated Debt evidenced by this instrument.

The holder of this instrument shall not, without the prior written consent of the Senior Debt Parties, have any right to accelerate payment of, or institute any proceeding to enforce, the Subordinated Debt so long as any Senior Debt Obligations are outstanding, unless and until all Senior Debt Parties have accelerated payment thereof and commenced proceedings to enforce such Senior Debt Obligations.

After the payment in full of all amounts due in respect of Senior Debt Obligations, the holder or holders of the Subordinated Debt shall be subrogated to the rights of the Senior Debt Parties to receive payments or distributions of cash, property or securities of the Company applicable to Senior Debt Obligations until

Ex. B-2

the principal of, premium on, interest on and all other amounts due or to become due with respect to the Subordinated Debt shall be paid in full subject to the terms and conditions of the Subordinated Debt or of any agreement among the holders of the Subordinated Debt and other Subordinated Debt of the Company.

If any payment (other than a Permitted Payment) or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Subordinated Debt in such capacity before all Senior Debt Obligations are paid in full, such payment or distribution will be held in trust for the benefit of, and shall be immediately paid over pro rata among the Senior Debt Parties, for application to the payment in full of Senior Debt Obligations, until all Senior Debt Obligations shall have been paid in full.

Nothing contained in this instrument is intended to or shall impair as between the Company, its creditors (other than the Senior Debt Parties) and the holders of the Subordinated Debt, the obligations of the Company to pay to the holders of the Subordinated Debt, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Subordinated Debt and creditors of the Company (other than the Senior Debt Parties).

The Senior Debt Parties shall not be prejudiced in their rights to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Company.

The holder of this instrument agrees to execute and deliver such further documents and to do such other acts and things as the Senior Debt Parties may reasonably request in order fully to effect the purposes of these subordination provisions.  Each holder of this instrument by its acceptance hereof authorizes and directs the trustee or other representative, if any, of the Subordinated Debt represented by this instrument on its behalf to take such further action as may be necessary to effectuate the subordination as provided herein and appoints such trustee or other representative, if any, as its attorney-in-fact for any and all such purposes.

The subordination effected by these provisions, and the rights of the Senior Debt Parties, shall not be affected by (i) any amendment of, or addition or supplement to, the Financing Agreements, any other Senior Debt Document, or any other document evidencing or securing Senior Debt Obligations, (ii) any exercise or non-exercise of any right, power or remedy under or in respect to the Financing Agreements, any other Senior Debt Document, or any other document evidencing or securing Senior Debt Obligations or (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay, or other action, inaction or omission, in respect of the Financing Agreements, any other Senior Debt Document, or any other document evidencing or securing Senior Debt Obligations; whether or not any holder of any Subordinated Debt shall have had notice or knowledge of any of the foregoing.

No failure on the part of any Senior Debt Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor all any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

The holder of this instrument and the Company each hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Debt Obligations and these terms of subordination and any requirement that the Trustee or any Senior Debt Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right to take any action against the Company or any other Person or any Mortgaged Property.

These terms of subordination shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt Obligations is rescinded or must otherwise be returned by the

Ex. B-3

Trustee or any Senior Debt Party upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

The provisions of these terms of subordination constitute a continuing agreement and shall (i) remain in full force and effect until the indefeasible payment in full of the Senior Debt Obligations and the termination or expiration of all obligations to extend credit under the Senior Debt Documents, (ii) be binding upon the holder of this instrument, the Company and its successors, transferees and assignees and (iii) inure to the benefit of, and be enforceable by, the Trustee and each Senior Debt Party.  Without limiting the generality of the foregoing clause (iii), each Senior Debt Party may assign or otherwise transfer all or any portion of its rights and obligations under all or any of the Senior Debt Documents to any other Person (to the extent permitted by the Senior Debt Documents), and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Senior Debt Party herein or otherwise.

This instrument shall be governed by and construed in accordance with, the laws of the State of New York.

Ex. B-4

Exhibit C

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE.  ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED (1) EXCEPT IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) UNLESS THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC

3.90% Senior Secured Note due 2046

Original Interest Accrual Date:  April 26, 2016

Stated Maturity:  April 26, 2046

Interest Rate:  3.90% per annum

Interest Payment Dates: April 26 and October 26

Regular Record Dates:  April 11 and October 11

This Note is not an Original Issue Discount Security
within the meaning of the within-mentioned Indenture.
This Note is a Debt Security within the
meaning of the within-mentioned Indenture.

Registered No. [RA - ]	April 26, 2016
$[ ](1)	PPN [ ]

MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC, a limited liability company duly organized and existing under the laws of the State of Michigan (herein called the “Company”, which term includes any Successor Corporation under the Indenture referred to below), for value received, hereby promises to pay to [                     ], or its registered assigns, the principal sum of [                                     ] DOLLARS ($      ) on the Stated Maturity specified above, and to pay interest (a) thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing on October 26, 2016 and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.90% and (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date.  Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid.  Except as otherwise provided in said Indenture, any such interest not so timely paid or duly provided for shall forthwith cease to be payable to the Noteholder on such Regular Record Date and may either be paid

(1)           Reference is made to Schedule A attached hereto with respect to the amount of principal paid hereon and the last date to which interest has been paid hereon.

Ex. C-1

to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Noteholders not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of Authentication:

The Bank of New York Mellon Trust Company, N.A. as Trustee

By:
Authorized Officer

Capitalized terms used in this Note and not otherwise defined herein shall have the meaning assigned to such term in the Indenture.

Subject to the home office payment obligation set forth in Section 2.02(b) of the Supplemental Indenture (referred to below), payment of the principal of and Make-Whole Amount, if any, on this Note and interest hereon at Maturity shall be made upon presentation of this Note at the office or agency of the Trustee in New York, New York at c/o The Bank of New York Mellon, Trust Services Window, 101 Barclay Street, New York, New York 10286, or at such other office or agency as may be designated for such purpose by the Company from time to time in accordance with the Indenture.  Subject to the home office payment obligation set forth in Section 2.02(b) of the Supplemental Indenture, payment of interest on this Note (other than interest at Maturity) shall be made as set forth in Section 307 of the Original Indenture (as defined below).  Payment of the principal of and Make-Whole Amount, if any, and interest on this Note, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Note is one of a duly authorized issue of securities of the Company (all such series of securities herein called the “Securities”) issued and issuable in one or more series under and equally secured by a First Mortgage Indenture, dated as of December 10, 2003 (such indenture as originally executed and delivered herein called the “Original Indenture” and as supplemented and modified by any and all indentures supplemental thereto, including the Supplemental Indenture referred to below, being herein called the “Indenture”), and has been issued pursuant to that certain Eighth Supplemental Indenture, dated as of March 31, 2016 (the “Supplemental Indenture”), each of the Indenture and the Eighth Supplemental Indenture being between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the property mortgaged, pledged and held in trust as security for payment of all amounts due under this Note, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and

Ex. C-2

conditions upon which the Securities (including the Securities of this series) are, and are to be, authenticated and delivered and secured.  The acceptance of this Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture.  This Note is one of the series of Securities designated above.

Notwithstanding anything to the contrary in Section 113 of the Original Indenture, in the Supplemental Indenture or in this Note, if the Stated Maturity or any Redemption Date of this Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Original Indenture or the Supplemental Indenture or this Note) payment of interest on or principal (and premium, if any) of this Note due at the Stated Maturity or on any Redemption Date thereof need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Stated Maturity or on any Redemption Date thereof, provided that interest shall accrue on the Outstanding principal amount of this Note due at the Stated Maturity or on any Redemption Date thereof until the date of actual payment.  Interest hereon will be computed on the basis of a 360-day year of twelve 30-day months.

This Note is subject to mandatory redemption under the circumstances set forth in Section 501(a) of the Original Indenture and as set forth in Section 2.03 of the Supplemental Indenture.  This Note is subject to redemption at the option of the Company, in whole or in part, as set forth in Section 2.04 of the Supplemental Indenture.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Indenture.

The Original Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series so directly affected, considered as separate classes, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Original Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities and for certain other purposes with the consent of all Holders of affected Securities.  The Original Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest and

Ex. C-3

any Make-Whole Amount on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in New York, New York, which as of the date hereof is located at c/o The Bank of New York Mellon, Trust Services Window, 101 Barclay Street, New York, New York 10286, or such other office or agency as may be designated by the Company from time to time in accordance with the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto as Annex A duly executed by the Holder hereof, or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $250,000 or any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Note or Notes to be exchanged at the office or agency of the Trustee in New York, New York at c/o The Bank of New York Mellon, Trust Services Window, 101 Barclay Street, New York, New York 10286, or such other office or agency as may be designated by the Company from time to time in accordance with the Indenture.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith in accordance with the Indenture.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are not entitled to the benefit of any sinking fund.

As provided in Section 2.05 of the Supplemental Indenture, except as may be agreed to by the Holder hereof in connection with an offer made to all Holders of the Securities of this series on the same terms and conditions, the Company shall not and shall not permit any Affiliate of the Company to purchase, redeem or otherwise acquire, directly or indirectly, this Note, except upon the payment or redemption of this Note in accordance with the terms of the Indenture.  The Company will promptly cause the Trustee to cancel this Note once acquired by it or any Affiliate of the Company pursuant to any payment, redemption or purchase of this Note pursuant to any provision of the Indenture and no Notes may be issued in substitution or exchange for this Note.

As provided in Section 1401 of the Original Indenture, no recourse shall be had for the payment of the principal of or Make-Whole Amount, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, member, manager, stockholder, officer, director or employee, as such, past, present or future, of the Company or any predecessor or successor corporation or company, either directly or through the Company or any predecessor or successor corporation or company or any Successor Corporation, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and

Ex. C-4

understood that the Indenture and all the Securities (including the Notes) are solely corporate obligations of the Company and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities (including the Notes).

Demand, presentment, protest and notice of non-payment and protest are hereby waived by the Company.

This Note shall be governed by and construed in accordance with the law of the State of New York, except that (i) to the extent that the Trust Indenture Act shall be applicable, this Note shall be governed by and construed in accordance with the Trust Indenture Act and (ii) if the law of any jurisdiction wherein any portion of the Mortgaged Property that is Real Property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property, this Note shall be governed by and construed in accordance with the law of such jurisdiction to the extent mandatory.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Note shall not be entitled to any benefit as a Security under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page is intentionally left blank.]

Ex. C-5

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC, a Michigan limited liability company

By: ITC Holdings Corp., its sole manager

By:
Name:
Title:

Date: April 26, 2016

Ex. C-6

SCHEDULE A

SCHEDULE OF NOTATIONS

The notations on the following table have been made by the holder of the within Note in connection with the transfer thereof in accordance with Section 2.02(b) of the Supplemental Indenture.

Date of Notation	Amount of principal paid on the within Note	Last date to which interest has been paid on the within Note	Notation by Holder

Ex. C-7

ANNEX A

FORM OF ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

Please print or typewrite name and address, including postal zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the Security Register, upon surrender of said Note at the office or agency of the Trustee in New York, New York, or such other office or agency as may be designated by the Company from time to time in accordance with the Indenture, with full power of substitution in the premises.

Dated:

[NAME OF TRANSFEROR]

By:
Name:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex. C-8